UNIT PURCHASE AGREEMENT

By and Between

The Individuals listed on Annex A
(collectively, the “Seller”),

and

ISI Controls, Ltd., A Texas limited partnership,
(the “Purchaser”)

Dated as of January 7, 2008

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of January 7, 2008 (the “Effective Date”), is by, between and among the owners and members listed on Annex A (collectively, the “Seller”) of Com-Tec Security, LLC, a limited liability company organized under the laws of Wisconsin (the “Company”), ISI Controls, Ltd., a Texas limited partnership, (including any permitted assignee thereof pursuant to Section 12.11, the “Purchaser”) and Jeffrey E. Corcoran, who shall be the representative of the Seller (the “Seller Representative”). Certain capitalized terms used in this Agreement are defined in Article XI and elsewhere in this Agreement.

BACKGROUND

The Company is engaged in the business of custom design, manufacture and installation of electronic security and communication systems (the “Business”). The Seller desires to sell, and the Purchaser desires to purchase, all of the outstanding units of ownership of the Company upon the terms and subject to the conditions set forth in this Agreement.

The Seller and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the purchase and sale contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and mutual representations, warranties, covenants and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

ARTICLE I.
PURCHASE AND SALE OF THE UNITS

Section 1.1. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of the Purchaser at 12903 Delivery Drive, San Antonio, Texas at 10:00 a.m., local time, to be effective at 11:59 PM on the 31st day of January, 2008, or at such other place and at such other time and date as may be mutually agreed upon by the Purchaser and the Seller. The date and time at which the Closing is effective, is referred to in this Agreement as the “Closing Date.” All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken, executed and delivered simultaneously, and no proceedings will be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

Section 1.2. Purchase and Sale of the Units. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller will sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser will purchase, acquire and accept from the Seller, an aggregate one hundred (100) units of ownership of the Company (the “Units”), which such Units represent 100% ownership of the Company.

Section 1.3. Purchase Price. The aggregate consideration (the “Purchase Price”) to be paid at the Closing by the Purchaser to the Seller for the purchase and sale of the Units, subject to adjustment as set forth in Section 1.4 below, is $6,515,000 to be paid as follows:

(a)  payment by the Purchaser, by cashier’s check or wire transfer to the accounts designated by each Seller at least ten (10) business days prior to the Closing Date, of an aggregate amount (the “Cash Purchase Price”) equal to $3,000,000, and

(b)  delivery of a secured, subordinated promissory note (the “Promissory Note”) in the form attached hereto as Exhibit A, which shall be in an amount equal to $3,515,000, subject to adjustment.

Section 1.4. Adjustments to Purchase Price.

(a) Post-Closing Adjustments. The accounting firm of Clifton Gunderson, LLP, the Company’s auditor (the “Auditor”) shall be retained by the Purchaser, and prepare audited financial statements for the Company for the annual periods ending on December 31, 2006 (the “2006 Financials’) and December 31, 2007 (“2007 Financials”) and such financial statements shall comply with the qualitative requirements of Section 2.4. The Auditor, shall make the following calculations as promptly as practicable after the completion and delivery of the 2007 Financials, and report the results to the Purchaser and the Seller in writing, together with a summary of the calculations:

(i) Calculating Accounts Receivable. The Auditor shall determine the specific identity of, and the gross amount of, all unpaid accounts receivable of the Company as of the Closing (“2007 Accounts Receivable”). For purposes of this Section 1.4, retainage shall not be deemed to be an account receivable unless and until such retainage has been invoiced as a collectible receivable.

(ii) Final Working Capital Adjustment. The Auditor will also determine the Working Capital as of the Closing Date (the “Final Closing Working Capital”). If the Final Closing Working Capital is less than $1,592,000 (the “Original Estimated Working Capital”), the then principal balance of the Promissory Note shall be reduced by the difference between the Final Closing Working Capital and the Original Estimated Working Capital. The Purchase Price shall be correspondingly reduced. If the Final Closing Working Capital is equal to or greater than the Original Estimated Working Capital, there will be no adjustment to the Promissory Note or the Purchase Price. The term “Working Capital” shall be the Company’s current assets, less the Company’s current liabilities. The phrase “current assets” shall be assets that are readily convertible, in the opinion of the Auditor, to cash within twelve (12) months of the Closing, and the phrase “current liabilities” shall be debts that, in the opinion of the Auditor, are likely to paid within twelve (12) months of the Closing.

(iii) Accounts Receivable Adjustment. As promptly as practicable following December 31, 2008, the Parties will determine the amount of 2007 Accounts Receivable that were collected during the 12 month period following the Closing (the “2007 A/R Collections”). The sum resulting by deducting the 2007 A/R Collections from the 2007 Accounts Receivable is the “A/R Adjustment.” The then outstanding principal balance of the Promissory Note shall be reduced by the full amount of the A/R Adjustment. After the A/R Adjustment has been calculated, and applied to the Promissory Note, the remaining uncollected 2007 Accounts Receivable shall be assigned to the Seller Representative.

(iv) Backlog Adjustment. As promptly as practicable after the Closing Date, the Auditor will determine the backlog of the Company on the Closing Date (“Closing Backlog”). If the Closing Backlog is greater than $7,100,000, then any net reduction to the Purchase Price required pursuant to Sections 1.4(a)(i), (ii) and (iii) above will be offset by the amount resulting from the following formula, but not to exceed $100,000:

(Closing Backlog - $7,100,000) x 0.025.

(v) Accounting Treatments, Processes, and Procedures. Subject to determinations made by the Company’s auditor, Buyer shall not cause or permit the Company, after the Closing Date, to change, modify, or alter its internal accounting treatments, processes, and procedures in any way which are inconsistent with the Company’s internal accounting treatments, processes, and procedures before the Closing Date. Subject to determinations made by the Company’s auditor, all audits of the Company’s financial records, contemplated in this Section 1.4, shall be conducted on the basis of the Company’s pre- and post-Closing Date treatments, processes, and procedures being as similar as is reasonably possible.

(vi) Closing Costs. All Closing Costs of the Company will be expensed by Company. All Closing Costs of the Company that are paid or accrued as of Closing will be added back to the calculation of Working Capital in an aggregate amount not to exceed $30,000.00. “Closing Costs” shall include only the accounting and legal fees incurred by Company (not Seller) directly related to the Closing of this Transaction. As an example (without limiting the forgoing) representation of the interests of the Seller in the drafting of the Definitive Agreement (and other documents related to the Transaction), and the commissions of Joe Valentine are not Closing Costs of the Company.

(b) Alternative Determination. If the Auditor is unable to complete any calculation or determination required by this Section 1.4, such calculation or determination will instead be made by mutual agreement of the Purchaser and the Seller.

(c) Notice of Adjustment. Prior to making any adjustment set forth in Section 1.4(a), the Purchaser will provide the Seller Representative written notice of such adjustment (the “Closing Adjustment”), including a calculation of how the adjustment was determined, and a reasonable opportunity to respond to same.

(d) Final Determination; Notice of Dispute. A Closing Adjustment proposed by Purchaser in accordance with Section 1.4(c) will be final, conclusive and binding on the Seller unless the Seller Representative provides a written notice (a “Dispute Notice”) to Purchaser within thirty (30) Business Days following the Seller Representative’s receipt of the Closing Adjustment, setting forth in reasonable detail (a) any item of the Closing Adjustment which the Seller Representative believes is incorrect and (b) the Seller Representative’s alternative calculation of (or the Seller Representative’s identification of a suspected defect in) the Closing Adjustment. Any item or amount to which no dispute is raised in the Dispute Notice will be final, conclusive and binding on the Seller. Any Dispute Notice must specify, with reasonable particularity, all facts that form the basis of such disagreements and all statements by Persons and documents relied upon by the Seller Representative as forming the basis of such disagreement.

(e) Dispute Resolution. If Seller Representative delivers a Dispute Notice, the Purchaser and the Seller Representative will attempt to resolve the matters raised in the Dispute Notice in good faith for no less than twenty (20) Business Days following delivery of the Dispute Notice (the “Resolution Period”). If the Purchaser and the Seller Representative cannot reach agreement regarding the matters raised in such Dispute Notice during the Resolution Period, then either the Purchaser or the Seller Representative may provide written notice to the other within twenty (20) Business Days following the end of the Resolution Period that it elects to submit the disputed items to a nationally recognized independent accounting firm chosen jointly by the Purchaser and the Seller Representative (the “Referee”). Notwithstanding anything contained herein to the contrary, the Referee shall have no current or prior (within three (3) years) business relationship with the Purchaser, the Seller, or with any Affiliate of Purchaser or Seller. In the event that the Purchaser and the Seller Representative are unable to mutually agree on the choice of the Referee, within ten (10) Business Days of receipt by the non-moving party of the written notice contemplated above, then the Purchaser and the Seller Representative shall submit to one another, in writing, the names of their respective nominated Referees and said nominated Referees shall select a third nationally recognized independent accounting firm to serve as the Referee contemplated herein. The Referee will promptly review only those items and amounts specifically set forth and objected to in the Dispute Notice and resolve the dispute with respect to each such specific item and amount in accordance with GAAP. In no event shall the decision of the Referee provide for a calculation that is (i) more favorable to the Purchaser than a calculation shown in the Closing Adjustment or (ii) more favorable to the Seller than (x) a calculation shown in the Seller Representative’s alternative calculation thereof shown in the Dispute Notice or (y) the calculation thereof that results from the suspected defect identified by the Seller Representative in the Dispute Notice. Each of the parties to this Agreement agrees to use its commercially reasonable efforts to cooperate with the Referee (including through the provision to the Referee of necessary documentation and, in the case of the Seller Representative, the names of all Persons whose statements are specified on the Dispute Notice as forming the basis for the Seller Representative’s disagreement with any item of a Closing Adjustment) and to cause the Referee to resolve any dispute no later than thirty (30) Business Days after selection of the Referee, and the decision of the Referee shall be final, conclusive and binding on the parties. The Referee shall allocate its costs and expenses equally between (i) the Purchaser and (ii) the Seller (which shall be allocated among the Persons making up the Seller in accordance with their equity ownership percentages in the Company immediately prior to the Closing).

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Persons constituting the Seller jointly and severally represent and warrant to the Purchaser that the statements contained in this Article II are true and correct, except as set forth in the schedules attached to this Agreement, which will be arranged to correspond to the numbered subsections contained in this Article II. Except for Section 2.1 each reference to “Company” or “Company Contract” in this Article II, includes Com-Tec California, LP.

Section 2.1. Organization and Units of the Company.

(a) The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Company is duly qualified or authorized to do business as a foreign entity, and is current with respect to all filings required by the Wisconsin Department of Financial Institutions, under the laws of the State of Wisconsin. The Company has full power and authority to own, lease and operate its properties and to conduct the portion of the Business conducted by it.

(b) The Seller has delivered to the Purchaser true, correct and complete copies of the Company’s Charter Documents.

(c) As of the date hereof, the Company has one hundred (100) units of ownership issued and outstanding, all of which have been validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional units of ownership or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any units of ownership of the Company. The Seller owns the Units of record and beneficially, free and clear of any Encumbrance. Upon sale of the Units and delivery of certificates (or other transfer documents included in the Seller Documents) therefor to the Purchaser hereunder, the Purchaser will acquire the legal and beneficial interests in the Units, free and clear of any Encumbrance and subject to no legal or equitable restrictions of any kind.

Section 2.2. Enforceability. Each of the Company and the Seller has full power and authority to execute and deliver this Agreement and each of the other agreements, certificates and instruments to be executed in connection with or pursuant to this Agreement (collectively, and together with this Agreement, the “Seller Documents”), to perform its respective obligations under the Seller Documents and to consummate the transactions contemplated by the Seller Documents. The execution and delivery by the Seller of the Seller Documents, the performance by the Seller of its obligations under the Seller Documents and the consummation by the Seller of the transactions contemplated by the Seller Documents have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. As of the Closing, the other Seller Documents will be duly and validly executed and delivered by the Seller that is a party thereto and, upon such execution and delivery, will constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

Section 2.3. No Conflicts. The execution and delivery by the Seller of the Seller Documents, the performance by the Seller of its obligations under the Seller Documents and the consummation by the Seller of the transactions contemplated by the Seller Documents do not, and will not,

(a) violate any provision of Law or any Permit;

(b) violate any provision of the Charter Documents of the Company;

(c) require any consent, waiver, approval, registration, order, action or authorization of, declaration or filing with or notification to, any Governmental Authority or other Person (whether pursuant to a Contract or otherwise), other than a consent, waiver, approval, authorization, declaration, filing or notification that has been obtained or made prior to the execution and delivery by the Seller of this Agreement;

(d) violate, conflict with, constitute a default under or breach any term, condition or provision of any Seller Contract, Company Contract, or Order (whether with the passage of time, the giving of notice or otherwise);

(e) result in the termination of, give rise to a right of termination or cancellation of or accelerate the performance required pursuant to any Company Contract (whether with the passage of time, the giving of notice or otherwise); or

(f) result in the creation of any Encumbrance with respect to any of the Company’s assets.

Section 2.4. Financial Statements. The Seller has previously provided to the Purchaser the unaudited consolidated balance sheets of the Company as of June 30, 2007, and the related unaudited statements of operations for the six (6)-month period then ended (the “Financial Statements”). The Financial Statements present fairly the financial position of the Company (or their respective predecessors) and the results of operations as of the dates and for the periods therein specified, and have been prepared in accordance with GAAP consistently applied throughout the periods involved, subject, in the case of interim Financial Statements to normal year-end adjustments in an amount and of a character not materially inconsistent with prior periods. The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been prepared from the books and records of the Company, which accurately and fairly reflect the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the periods indicated.

Section 2.5. Undisclosed Liabilities. The Company has no Liabilities other than (a) as set forth or reflected on the Balance Sheet and (b) current liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date.

Section 2.6. Absence of Certain Developments. Since the Balance Sheet Date, the Company has operated the Business in the Ordinary Course of Business, and the Company has incurred no Liabilities other than in the Ordinary Course of Business and there has not been:

(a) any Material Adverse Change, or the occurrence of any event that could reasonably be expected to result in a Material Adverse Change;

(b) any change, not disclosed in the Financial Statements, in the accounting methods, practices or principles or cash management practices of the Company;

(c) any revaluation by the Company of any of its assets, including without limitation the write-down or write-off of notes, accounts receivable or inventory, other than in the Ordinary Course of Business;

(d) any sale, assignment, transfer, distribution, mortgage or pledge of any of the properties or assets of Seller, except sales of inventory in the Ordinary Course of Business, or the placement of any Encumbrance on any of the properties or assets of the Company;

(e) any known failure to use commercially reasonable efforts to preserve the Business, to keep available to the Business the services of its key employees and to preserve for the Business the goodwill of its suppliers, franchisees, customers and others having business relations with it;

(f) any breach or default (or event that with notice or lapse of time would constitute a breach or default), acceleration, termination (or threatened termination), modification or cancellation of any Company Contract by any party (including the Company );

(g) except as set forth on Schedule 2.6(g), any Contract entered into by the Company that (i) is not terminable upon thirty (30) days or less notice or (ii) involves the payment or receipt by the Company of more than $25,000;

(h) any (i) increase in the compensation payable or to become payable by the Company to any of its employees, including without limitation any bonuses other than a three percent (3%) across the board raise given to all of the Company’s employees in 2007; (ii) adoption, amendment or increase in the coverage or benefits available under any Employee Benefit Plan or Benefit Arrangement or (iii) amendment or execution of any employment, deferred compensation, severance, consulting, non-competition, employee retention plan or similar agreement to which the Company is a party or involving an employee of the Company (other than employment terminable at will without penalty);

(i) any termination of employment (whether voluntary or involuntary) of, or receipt or expectation of receipt of any resignation by, any key employee of the Business, or any termination of employment (whether voluntary of involuntary) of employees of the Business materially in excess of historical attrition in personnel;

(j) except as set forth on Schedule 2.6(j), any transaction between the Company and a Related Party;

(k) any cancellations or waivers of any claims or rights of the Company of material value;

(l) any execution of capital leases by the Company;

(m) any other transaction, agreement or commitment entered into or affecting the Business or the assets of the Company not made in the Ordinary Course of Business; or

(n) any agreement or understanding to do, or resulting in, any of the foregoing.

Section 2.7. Assets.

(a) Except as set forth on Schedule 2.7(a), the Company has good and marketable title to all of the assets and properties used by the Company in the conduct of the Business and necessary to conduct the Business as presently conducted, free and clear of all Encumbrances.

(b) No part of the Business and no asset, right or interest related to or employed in or reasonably necessary for the conduct of the Business is owned or held by any Person other than the Company.

(c) To the best of Seller’s knowledge, the assets of the Company are in good condition and repair, ordinary wear and tear excepted, and (where applicable) are in good working order and have been properly and regularly maintained.

(d) The Seller does not own, or have any interests in or rights with respect to, any real property other than the real property listed on Schedule 2.7(d) (the “Leased Properties”). With respect to the Leased Properties:

(i) There are presently no pending or threatened condemnation actions or special assessments of any nature on the Leased Properties or any part thereof, the Seller has received no notice of any condemnation actions or special assessments being contemplated, and Seller does not have any knowledge of any being contemplated. The Company has received no request, written or otherwise, from any Governmental Authority with regard to dedication of the Leased Properties or any part thereof;

(ii) The Company has received no notice of, and has no other knowledge or information of, any pending or contemplated change in any regulation or private restriction applicable to the Leased Properties or any part thereof, of any pending or threatened judicial or administrative action by adjacent landowners or other Persons or of any natural or artificial condition adversely affecting the Leased Properties or any part thereof.

(iii) Seller has not been served with notice of any pending Legal Proceeding against or relating to any portion of the Leased Properties and, to the best of Seller’s knowledge, there is no Legal Proceeding threatened against or relating to any portion of the Leased Properties;

(iv) Except as set forth on Schedule 2.7(d)(iv), there are no attachments, executions or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief Laws contemplated by a pending or threatened action or suit against the Seller or the Leased Properties;

(v) No Person has, or at the Closing Date shall have, any right or option to acquire all or any portion of the Leased Properties; and

(vi) No portion of the Leased Properties shall be subject at the Closing Date to any agreement (written or oral), except the applicable lease.

Section 2.8. Contracts.

(a) Schedule 2.8(a) contains a correct and complete list of each Company Contract, including without limitation each Company Contract of the following types:

(i) Leases of real property;

(ii) Leases of personal property, whether capital leases, operating leases or conditional sales agreements;

(iii) Contracts for employment or consulting services and Contracts relating to the termination of severance of employment or consulting services (including any Contract in which Seller is the beneficiary of a non-competition or similar covenant or agreement);

(iv) Contracts for the provision of services and/or the sale of goods;

(v) Licenses and other Contracts relating to Intellectual Property; and

(b) Each Company Contract is a valid and binding agreement of the Company and the other party to such agreement, is in full force and effect and enforceable against each party thereto in accordance with its terms. There has been no breach or default by any party (or event that with the passage of time, the giving of notice or both would constitute a breach or default) under any Company Contract. The Company has performed all of the obligations required to be performed by it under each Company Contract and is not in receipt of any notice of termination or written claim of default under any such Company Contract. No party to any Company Contract has threatened to, or notified the Company or the Seller of any intention to, terminate or materially alter its relationship with the Business as a result of this Agreement or the consummation of the transactions contemplated hereby. To the Seller’s knowledge, no party to a Company Contract intends to alter its relationship with the Company as a result of or in connection with the transactions contemplated by this Agreement. The Seller has previously provided to the Purchaser a true and correct copy of the written Company Contracts set forth on Schedule 2.8(b), together with all amendments, waivers or other changes thereto.

(c) The Company is not a party to, and no asset or property of the Company is bound by, any of the following types of Contracts:

(i) Contracts (including mortgages) pursuant to which any assets or properties of Seller are subject to any Encumbrance;

(ii) Contracts pursuant to which the Company is obligated to provide indemnification to any Third Party, except for such Contracts entered into in the Ordinary Course of Business;

(iii) Contracts (including consent decrees) that impose (or could by their terms impose) any material restrictions on the Company with respect to its geographical area of operations or scope or type of business;

(iv) Contracts between the Company, on the one hand, and any Related Party, on the other hand (other than Contracts for employment or consulting services listed on Schedule 2.8(a)); and

(v) Contracts not entered into in the Ordinary Course of Business.

Section 2.9.  Accounts Receivable. All accounts receivable of the Company are reflected in the Balance Sheet or arose in the Ordinary Course of Business since the Balance Sheet Date. All of such accounts receivable (net of any allowance for doubtful accounts reflected in the Balance Sheet) are fully collectible in the Ordinary Course of Business and without recourse to any legal proceeding.

Section 2.10. Intellectual Property.

(a) Extent of and Title to Intellectual Property. All of the Intellectual Property that is or has been used, held for use or is reasonably necessary for use in the Business shall be referred to herein as the “Business Intellectual Property”. The Company possesses and either owns, is licensed under or has the valid right to use all of the Business Intellectual Property. The Business Intellectual Property owned by the Company (the “Owned Intellectual Property”) is not subject to any outstanding option, license or agreement of any kind, and is owned free and clear of all Encumbrances. All Business Intellectual Property licensed to the Company (the “Licensed Intellectual Property”) has been licensed pursuant to agreements (the “Licenses”) that are set forth on Schedule 2.10(a). All Business Intellectual Property that is neither Owned Intellectual Property nor Licensed Intellectual Property is in the public domain. Not later than 5 days prior to the Closing, Company shall deliver to Purchaser a written list of all Business Intellectual Property (which is not in the public domain) including but not limited to software, and the design, circuit board plot files, gerber files, schematics and mask works related to integrated circuit boards manufactured by third parties for the benefit of Company.

(b) Registered Intellectual Property. Schedule 2.10(b) sets forth a correct and complete list of all of the following Business Intellectual Property as of the date of this Agreement, and indicates whether it is Owned Intellectual Property or Licensed Intellectual Property: (a) trademark and service mark registrations and pending applications for registration; (b) patents and pending patent applications; (c) copyright registrations and pending applications for registration and (d) tradenames. All of the Business Intellectual Property issued by, registered with, or filed with a U.S. or foreign patent, trademark or copyright office has been duly issued by, registered with or duly filed in such office, as the case may be, and has been properly processed, maintained and renewed in accordance with all applicable provisions of applicable law in the applicable country.

(c) No Restrictions on Transfer. No Business Intellectual Property is subject to any outstanding Order, Contract or other Liability restricting in any manner the use thereof by the Company.

(d) No Infringement by Third Parties. To the best of Seller’s knowledge, there is no unauthorized use, infringement or misappropriation of any Business Intellectual Property by any Person, including without limitation any current or former director, officer, employee, consultant or other agent of the Company.

(e) No Infringement by the Company. No Person has asserted, or threatened to assert, any Claim with respect to the Business Intellectual Property, including any Claim of ownership of or infringement by the Business Intellectual Property. There is no reasonable basis for any bona fide Claim (i) to the effect that the Business as presently conducted infringes, violates or misappropriates any Intellectual Property of any other Person; or (ii) challenging the ownership, validity, enforceability or effectiveness of any of the Business Intellectual Property or any License.

(f) Safeguards Taken. The Company has not taken, or failed to take, any action that would preclude or hinder the protection or enforcement of the Business Intellectual Property.

(g) No Competitive Intellectual Property. No director, officer, employee, consultant or other agent of the Company owns any rights in Intellectual Property that are directly or indirectly competitive with those owned or to be used by the Business or derived from or in connection with the conduct of the Business.

Section 2.11. Insurance. All of the material properties of the Company are insured for the benefit of the Company, and will be so insured through the Closing Date, in amounts and against risks customary in similar businesses for similar properties.

Section 2.12. Employees.

(a) Schedule 2.12(a) lists the name and address of each officer and employee of the Company and each consultant to the Company not terminable at will. Schedule 2.12(a) also sets forth, for each such Person, their date of employment, current job title or relationship to the Company, the aggregate annual cash compensation paid to such person by the Company, a description of all bonus or benefit plans applicable to such person and the date and amount of their last increase in compensation.

(b) Except as set forth on Schedule 2.12(b), the Company is not a party to any labor, union or collective bargaining agreement and there are no labor, union or collective bargaining agreements that pertain to any employee of the Company. There is no organizing activity (including any demand for recognition or certification proceeding pending with the National Labor Relations Board) involving any employees of the Company by any labor organization or group of employees presently pending or threatened. No strike, work stoppage, lockout, labor grievance or other labor dispute is presently pending or threatened against the Company, and no such strike, work stoppage, lockout, labor grievance or other labor dispute has occurred since May 17, 2004.

(c) Except as set forth on Schedule 2.12(b), the Company does not have any oral or written agreements or understandings to provide their employees pay raises, bonuses, stock options or other compensation benefits.

(d) The Company does not have any employment agreements with their employees.

Section 2.13. Employee Benefits.

(a) Schedule 2.13(a) sets forth all material, written “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained by the Company or to which the Company contributed or is obligated to contribute for current or former employees (the “Employee Benefit Plans”). Schedule 2.13(a) lists each Company Contract providing for employment or severance, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by the Seller covering any employee or former employee that is not an Employee Benefit Plan (a “Benefit Arrangement”).

(b) True, correct and complete copies of the following documents, with respect to each Employee Benefit Plan, have been made available or delivered to the Purchaser by the Seller: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Form 5500; (iii) the last Internal Revenue Service determination letter, if applicable; (iv) summary plan descriptions and (v) the last actuarial valuation if the plan is a “defined benefit plan,” as defined in Section 3(35) of ERISA.

(c) The Employee Benefit Plans intended to qualify under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Employee Benefit Plans that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(d) The Employee Benefit Plans have been operated and maintained in accordance with their terms and with all provisions of the Code, ERISA (including the rules and regulations thereunder) and other Laws.

(e) Each Employee Benefit Plan and Benefit Arrangement could be terminated as of the Closing Date with no liability to the Company, the Business or the Purchaser.

(f) No Employee Benefit Plan is a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(g) The Company does not maintain and has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Employee Benefit Plan that provides post-retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than limited health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B.

(h) As of the Closing Date, none of the employee pension plans (as defined in Section 3(2) of ERISA) of the Company (“Employee Pension Plans”) have incurred any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, and no proceeding by the PBGC to terminate any such Employee Pension Plan has been instituted or threatened. The Company has not incurred any liability to the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental agency, any Multiemployer Plan or any Person with respect to any Employee Benefit Plan currently or previously maintained by members of the “controlled group of companies,” as such term is defined in Section 414 of the Code, that includes the Company that has not been satisfied in full, and no condition exists that presents a material risk to Seller of incurring such a liability, other than liability for premiums due the PBGC.

Section 2.14. Compliance with Law. Company (a) is, and at all times has been, in compliance with all regulations with respect to the Business, and (b) has otherwise complied with, in all material respects, all other applicable Laws relating to the conduct of the Business, including without limitation all applicable Laws relating to occupational health and safety, product quality and safety and employment and labor matters.

Section 2.15. Permits. To the best of Seller’s knowledge, Company has all Permits necessary for the conduct of the Business as currently conducted. To the best of Seller’s knowledge, all such Permits are in full force and effect and, to the best of Seller’s knowledge, the Company is in compliance with the requirements of all such Permits. Each such Permit is described in Schedule 2.15. No loss or expiration of any Permit is pending, threatened or reasonably foreseeable, other than expiration of Permits that may be renewed in the Ordinary Course of Business without lapsing.

Section 2.16. Environmental Matters.

(a) Legal Compliance. To the best of Seller’s knowledge, the Business is now and has always been conducted in compliance with all Environmental Laws. The Company has never generated, produced, used, stored, transported, processed, released or disposed of any Hazardous Materials, in any quantity, except, to the best of Seller’s knowledge, in compliance with all Environmental Laws.

(b) Absence of Certain Hazardous Materials. To the best of Seller’s knowledge, none of the real property owned, leased or used in the Business contains any Hazardous Materials in amounts exceeding the levels permitted by Environmental Laws. There is no asbestos present in any of the assets of the Company or in any of the real property owned, leased or used in the Business by the Company, and no asbestos has been removed from any of the Company’s assets or any such real property.

(c) No Claims or Proceedings. The Company is not subject to any pending Claim or Legal Proceeding investigating, asserting or alleging the violation of any Environmental Law. Neither the Company, nor any of its properties and assets, are subject to any Liability relating to any Claim or Legal Proceeding, any settlement thereof or any Order asserted, arising under or relating to any Environmental Law. To the best of Seller’s knowledge, there are no environmental conditions regarding the Business or the assets of the Company that could reasonably be anticipated to (i) form the basis of any Claim against the Business, the Company’s assets or Company, or (ii) cause the Business or the Company’s assets to be subject to any restriction on ownership, occupancy, use or transfer under any Environmental Law.

(d) No Notices or Threats of Liability. The Company has not received any notice, demand letter or request for information from any Governmental Authority or other Person indicating, asserting or alleging that Company is, may be, has or may have violated any Environmental Law, may be liable under any Environmental Law or may be a potentially responsible party at any Superfund site. No Governmental Authority or other Person has threatened to initiate any Claim, Legal Proceeding or investigation relating to the violation or possible violation of any Environmental Law by the Company.

(e) Environmental Reports. No reports have been filed, or are required to be filed, by the Company relating to the Business or any of its properties or assets, concerning the release of any Hazardous Material or the threatened or actual violation of any Environmental Law. All environmental investigations, studies, audits, tests, reviews and other analyses regarding compliance or noncompliance with any Environmental Law by the Company, the Business or the real property owned, leased or used in the Business by the Company have been delivered to the Purchaser prior to the date hereof.

Section 2.17. Legal Proceedings. There are no Legal Proceedings pending or threatened that question the validity of this Agreement or any action taken or to be taken by the Seller or the Company in connection with the consummation of the transactions contemplated by this Agreement. Schedule 2.17 sets forth a true and correct list of all Legal Proceedings pending or, as of the date of this Agreement, threatened against Seller, the Company, the Business or any of the Company’s assets, whether at law or in equity. None of the Seller, the Company, the Business and the Company’s assets are subject to or bound by any Order currently in effect.

Section 2.18. Taxes.

(a) The Company has (i) duly and timely filed (or there has been filed on its behalf) with the appropriate taxing authorities all Tax Returns required to be filed by it; (ii) timely paid (or there has been paid on its behalf) all Taxes due or claimed to be due from it by any taxing authority; (iii) timely and fully paid, to all relevant taxing authorities, all estimated payments of Taxes of the Company, including but not limited to all quarterly estimated payments of Taxes. There are no liens for Taxes upon the assets or properties of Seller except for statutory liens for current Taxes not yet due.

(b) All Tax Returns previously prepared are, correct and complete in all material respects.

(c) Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable laws.

(d) No federal, state, local or foreign audits or other administrative proceedings or court proceedings (“Audits”) exist or have been initiated with regard to any Taxes or Tax Returns of the Company, and the Company has not received any notice that such an Audit is pending or threatened with respect to any the Company due from or with respect to the Company or any Tax Return filed by or with respect to Seller.

Section 2.19. Related Party Transactions. There are no intercompany receivables or payables between the Company, on the one hand, and any Related Party, on the other hand, except as reflected in the Financial Statements.

Section 2.20. Assumed Names. Schedule 2.20 sets forth a list of all assumed names under which the Company operates any portion of the Business and all jurisdictions in which any of the assumed names are registered.

Section 2.21. Subsidiaries and Investments. Except as set forth on Schedule 2.21, the Company does not own, directly or indirectly, any stock, partnership interest or joint venture interest in, or any security or debt or equity interest issued by, any Person, or any option or right to acquire any of the foregoing.

Section 2.22. Brokers’ Fees. Neither the Seller nor the Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than fees payable to Joseph L. Valentine of Bidco Acquisitions & Divestitures as to which the Seller is solely responsible.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller that:

Section 3.1. Organization. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly qualified or authorized to do business as a foreign corporation, and is in good standing, under the laws of each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Purchaser. The Purchaser has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

Section 3.2. Enforceability. The Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the other agreements, certificates and instruments to be executed by the Purchaser in connection with or pursuant to this Agreement (collectively, and together with this Agreement, the “Purchaser Documents”), to perform its obligations under the Purchaser Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Purchaser of the Purchaser Documents, the performance by the Purchaser of its obligations under the Purchaser Documents and the consummation by the Purchaser of the transactions contemplated by the Purchaser Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. As of the Closing, the other Purchaser Documents will be duly and validly executed and delivered by the Purchaser and, upon such execution and delivery, will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

Section 3.3. No Conflicts. The execution and delivery by the Purchaser of the Purchaser Documents, the performance by the Purchaser of its obligations under the Purchaser Documents and the consummation by the Purchaser of the transactions contemplated by the Purchaser Documents do not, and will not, (a) violate any provision of Law, (b) violate any provision of the Charter Documents of the Purchaser or (c) require any consent, waiver, approval or authorization of, declaration or filing with or notification to any Governmental Authority or other Person (whether pursuant to a Contract or otherwise), other than a consent, waiver, approval, authorization, declaration, filing or notification that has been obtained or made prior to the execution and delivery by the Purchaser of this Agreement.

Section 3.4. Legal Proceedings. There are no Legal Proceedings pending or threatened that question the validity of this Agreement or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.5. Financial Information. The Purchaser has caused to be delivered to the Seller, the consolidated balance sheet of Argyle Security, Inc. (“Argyle”), as of July 31, 2007, prepared by the accounting firm of Ernst & Young, LLP (the “Argyle Balance Sheet”). The Argyle Balance Sheet represents fairly the financial position of Argyle, and its indicated Affiliates, and the results of their operations as of the dates and for the periods therein specified, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Argyle Balance Sheet does not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Argyle Balance Sheet has been prepared from the books and records of the entities referenced therein, which accurately and fairly reflect the consolidated financial condition and results of the operations of Argyle and its indicated Affiliates, as of the respective dates thereof and for the periods indicated.

Section 3.6. Undisclosed Liabilities. To the best of Seller’s knowledge, Argyle and its indicated Affiliates have no Liabilities other than (a) as set forth or reflected on the Argyle Balance Sheet and (b) current liabilities incurred in the Ordinary Course of Business since the Argyle Balance Sheet Date.

Section 3.7. Absence of Certain Developments. Since the end of the period covered by the Argyle Balance Sheet Date, Argyle and its indicated Affiliates have operated their business in the Ordinary Course of Business, and to the best of Purchaser’s knowledge, they have incurred no Liabilities other than in the Ordinary Course of Business and there has not been:

(a) any Material Adverse Change, or to the best of Purchaser’s knowledge, the occurrence of any event that could reasonably be expected to result in a Material Adverse Change;

(b) any change, not disclosed in the Argyle Balance Sheet, in the accounting methods, practices or principles or cash management practices of the Company;

(c) any revaluation by Argyle and its indicated Affiliates of any of their assets, including without limitation the write-down or write-off of notes, accounts receivable or inventory, other than in the Ordinary Course of Business;

(d) any sale, assignment, transfer, distribution, mortgage or pledge of any of the properties or assets of Argyle and its indicated Affiliates, except sales of inventory in the Ordinary Course of Business, or the placement of any Encumbrance on any of the properties or assets of Argyle and its indicated Affiliates;

(e) any other transaction, agreement or commitment entered into or affecting the business of Argyle and its indicated Affiliates or the assets of Argyle and its indicated Affiliates not made in the Ordinary Course of their business; or

(f) any agreement or understanding to do, or resulting in, any of the foregoing.

ARTICLE IV.
COVENANTS

Section 4.1. Conduct of the Business Pending the Closing. Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, from the date hereof until the Closing Date, the Seller will (and will cause the Company to):

(a) operate the Business in the Ordinary Course of Business to the best of their ability and not engage in any transaction outside of the Ordinary Course of Business;

(b) provide the Purchaser with unaudited consolidated balance sheets of the Seller and its subsidiaries as of the last day of each month between the Effective Date and the Closing, and the related unaudited statements of operations, cash flows and members’ equity for the year-to-date period then ended, no later than thirty (30) days after the end of each such month;

(c) use commercially reasonable efforts to preserve the Business, to keep available the services of key employees and to preserve for the Business the goodwill of its suppliers, franchisees, customers and others having business relations with the Company;

(d) maintain proper and adequate staffing levels in accordance with Law and historical methods of operation;

(e) maintain product prices;

(f) maintain the books and records of the Company in the usual, regular and ordinary manner;

(g) maintain in full force and effect all Permits and not sell, transfer, license or otherwise dispose of any material rights or interests under any Permits;

(h) operate the Business in compliance with all applicable Permits and all applicable Laws, including all local licensing requirements and local health and fire regulations;

(i) keep all of the Company’s assets of insurable character insured in accordance with industry custom and consistent with past practice;

(j) consult with the Purchaser regarding all material developments, transactions and proposals relating to the Business or the Company;

(k) promptly notify the Purchaser of (i) any Material Adverse Change, (ii) any physical inventory discrepancy in excess of $10,000 relating to the Business, (iii) any theft, condemnation or eminent domain proceeding or material damage, destruction or casualty loss affecting any asset or property of the Company, whether or not covered by insurance, (iv) any breach or default (or event that with notice or lapse of time would constitute a breach or default), acceleration, termination (or threatened termination), modification or cancellation of any Company Contract by any party (including by the Company), (v) the termination of employment (whether voluntary or involuntary) of any officer or key employee of the Business or the termination of employment (whether voluntary of involuntary) of employees of the Business materially in excess of historical attrition in personnel, (vi) any Legal Proceeding commenced by or against the Company and (vii) any Legal Proceeding commenced, or threatened against, the Company or the Seller relating to the transactions contemplated by this Agreement;

(l) not enter into any Company Contract that (i) is not terminable upon thirty (30) days or less notice or (ii) involves the payment or receipt by the Company of more than $25,000;

(m) not enter into, modify or terminate (other than by reason of the expiration thereof) any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to the Company;

(n) not incur or become subject to, or agree to incur or become subject to, any Liability of the Company except (i) normal trade or business obligations (including Company Contracts) incurred in the Ordinary Course of Business and (ii) obligations under Company Contracts in effect on the date hereof;

(o) not, without fair consideration, cancel or compromise any material Liability or Claim of the Company or waive or release any material right related to the Business or the Company’s assets;

(p) not breach or default (or take any action that with notice or lapse of time would constitute a breach or default), accelerate, terminate (or threaten termination), cancel or amend any Company Contract;

(q) not change accounting principles or methods or cash management practices (including the collection of receivables, payment of payables, maintenance of inventory control and pricing and credit practices) of the Company, except as required by Section 4.1(r), by law or as a result of any mandatory change in accounting standards;

(r) expense (and not capitalize) all purchases of equipment, supplies and fixtures (except where the size of the purchase requires it to be capitalized pursuant to GAAP and notice of such treatment is provided to the Purchaser prior to such purchase) of the Company;

(s) not make any Tax election or settle or compromise any Tax liability with respect to the Company;

(t) not make any loans, advances or capital contributions from the Company to, or investments by the Company in, any other Person;

(u) not engage in any transactions between the Company and any Related Party;

(v) not increase the aggregate compensation payable or to become payable to any person, including employees, consultants and members of the Company, inconsistent with the past practices of the Company;

(w) not pay any dividends, bonuses or other cash or property to any person, including employees, consultants and members of the Company, inconsistent with the past practices of the Company;

(x) not (i) increase the coverage or benefits available under (or create any new or otherwise amend) any Employee Benefit Plan or Benefit Arrangement or (ii) enter into any employment, deferred compensation, severance, consulting, non-competition, employee retention plan or similar agreement (or amend any such existing plan or agreement) involving a director, officer or employee of the Company in the capacity of director, officer or employee of the Company (other than employment terminable at will without penalty or as required to satisfy the condition set forth in Section 5.7);

(y) not terminate the employment of any officer or key employee of the Business or terminate the employment of employees of the Business materially in excess of historical attrition in personnel;

(z) not subject any of the Company’s assets to any Encumbrance;

(aa) not make any payment or transfer of assets (including without limitation any repayment of indebtedness) of the Company to or for the benefit of any Related Party, other than compensation and expense reimbursements paid in the Ordinary Course of Business;

(bb) not transfer, issue, sell or dispose of shares of capital stock, units of ownership or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire such capital stock or other securities;

(cc) not consolidate with, or merge with or into, any Person;

(dd) not acquire (except for purchases of inventory in the Ordinary Course of Business) any Company assets and not sell, assign, transfer, convey, lease or otherwise dispose of any of the Company’s assets, whether or not reflected in the Financial Statements (except for sales of inventory for fair consideration in the Ordinary Course of Business);

(ee) not take any action that would cause any representation or warranty set forth in Article II to be untrue and incorrect as of the date when made or (except in the case of representations and warranties made as of a specific date) as of any future date; and

(ff) not agree to (i) do anything prohibited by this Section 4.1 or (ii) refrain from doing anything required by this Section 4.1.

Section 4.2. Acquisition Proposals. The Seller will not (and will not permit the Company or any of their respective Related Parties, agents or representatives to), directly or indirectly, initiate, solicit or encourage any third party to make, or facilitate (including by the provision of information regarding the Seller or the Business), entertain, discuss or negotiate, or endorse, accept or enter into any agreement with respect to, any proposal for an Acquisition. The Seller will promptly notify the Purchaser of all relevant terms of any inquiry or proposal received by them or any Related Party, or any of their agents or representatives relating to an Acquisition and, if such inquiry or proposal is in writing, the Seller will promptly deliver a copy of such inquiry or proposal to the Purchaser.

Section 4.3. Cooperation to Effect Closing.

(a) Affirmative Covenant. The Seller and the Purchaser will each cooperate and use its respective commercially reasonable efforts to fulfill the conditions precedent to the obligations of the other parties to effect the transactions contemplated by this Agreement, including without limitation securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated by this Agreement and necessary to assign to the Purchaser all of the Units or any claim, right or benefit arising thereunder or resulting therefrom. Each party will promptly notify the others upon its discovery or determination that any consent from a Governmental Authority is required for the consummation of the transactions contemplated by this Agreement. The Seller will provide monthly financial statements to the Purchaser as soon as reasonably practicable after the end of each calendar month following the Effective Date (“Monthly Financial Statements”). Such Monthly Financial Statements shall meet the same standards as those applicable to the Financial Statements, as set forth in Section 2.4 hereof.

(b) Negative Covenant. The Seller and the Purchaser each agree not to take any action that would cause the conditions precedent to the obligations of the other parties to effect the transactions contemplated by this Agreement not to be fulfilled, including without limitation by taking or causing to be taken any action that would cause the representations and warranties set forth in this Agreement not to be true and correct as of the Closing.

Section 4.4. Access to Information. Prior to the Closing Date, the Purchaser will be entitled, through its authorized officers, employees and representatives (including, without limitation, its legal counsel, accountants, investment bankers and other representatives) (collectively, the “Purchaser Representatives”), to (a) have reasonable access to the Company’s directors, officers, employees, agents, assets and properties and all relevant books, records and documents of or relating to the Company or the Business, (b) such information, financial records and other documents relating to the Company and the Business as any Purchaser Representative may request, (c) make extracts and copies of any such books, records, documents and information and (d) have reasonable access to the Company’s accountants, auditors, customers and suppliers for consultation or verification of any information. The Purchaser’s investigation and examination will be conducted during regular business hours, under reasonable circumstances and upon reasonable prior notice to the Seller.

Section 4.5. Confidentiality. From and after the Closing, the Seller will, and will cause their Related Parties over whom they have control, and agents and representatives to: (a) maintain the confidentiality of the Business Information (as defined below), using procedures no less rigorous than those used to protect and preserve the confidentiality of their own proprietary information and (b) not, directly or indirectly, (i) transfer or disclose any Business Information to any Third Party; (ii) use any Business Information; or (iii) take any other action with respect to the Business Information that is inconsistent with the confidential and proprietary nature thereof. “Business Information” means all information and materials relating to the Company or the Business, whether in oral, written, graphic or machine-readable form, that is proprietary in nature, including without limitation all specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies and all other information related to the Company or the Business; provided, however, that “Business Information” will not include any of the foregoing that is then in the public domain.

Section 4.6. Public Announcements. None of the Seller, the Purchaser or their respective agents and representatives will issue any press release or public announcement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written approval of the other parties to this Agreement, unless otherwise required by Law, including any public disclosure which counsel advises should be made in order to comply with Law. Prior to making any such public disclosure, the disclosing parties will give the other parties a copy of the proposed disclosure, the reasons such disclosure is required by Law, the time and place the disclosure will be made and reasonable opportunity to comment on the same. Notwithstanding the foregoing, the Seller hereby acknowledges that the Purchaser is a wholly owned subsidiary of a publicly traded company and, as such, certain timely public disclosures by the Purchaser may be required. The Seller hereby approves the disclosures the Purchaser may from time to time make in compliance with those disclosure obligations.

Section 4.7. Further Assurances. At or following the Closing, and without further consideration, the Seller will execute and deliver to the Purchaser such further instruments of conveyance and transfer as the Purchaser may reasonably request in order to more effectively convey and transfer the Units to the Purchaser and to put the Purchaser in operational control of the Company and the Business, or for aiding, assisting, collecting and reducing to possession any of the Company’s assets or exercising any rights with respect thereto. Each party to this Agreement agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

Section 4.8. Assistance with Permits and Filings. The Seller will furnish the Purchaser with all information concerning the Company or the Business that is required for inclusion in any application or filing made by the Purchaser to any Governmental Authority in connection with the transactions contemplated by this Agreement. The Seller will use commercially reasonable efforts to assist the Purchaser in obtaining any Permits, or any consents to assignment related thereto, that the Purchaser will require in connection with the continued operation of the Company and the Business after the Closing.

Section 4.9. Employee Benefit Retention. The Purchaser shall, at its option (i) cause the Company to continue the Company’s existing employee health insurance plan for a period of at least ninety (90) days after the Closing Date; (ii) pay the costs of the Company’s employees’ payments under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of at least ninety (90) days after the Closing Date; or (iii) cause the Company to provide a health care insurance plan for the employees of Company that is similar to the health insurance plan provided to the employees of Purchaser.

Section 4.10. Supplemental Disclosure. The Seller will promptly supplement or amend each of the Schedules to this Agreement with respect to any matter that arises or is discovered after the date hereof that, if existing or known on the date hereof, would have been required to be set forth or listed in such Schedules.

Section 4.11. Payment of Notes and Release of Liens At the Closing, Purchaser shall provide to Seller, written confirmation, satisfactory to Seller and Seller’s counsel, that the all principal and accrued but unpaid interest due and owing by the Company to Nicolet National Bank, Green Bay, Wisconsin, relating to the two (2) promissory notes of Company dated January 9, 2007, in the original principal amounts of $2,000,000 and $500,000 respectively (with a current aggregate balance due of approximately $953,000.00) shall been paid in full, and all Encumbrances upon the assets of the Company securing such notes, shall have been released.

ARTICLE V.
CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATIONS

The obligation of the Purchaser to consummate the purchase of the Units on the Closing Date is, at the option of the Purchaser, subject to the satisfaction of the following conditions (any or all of which may be waived by the Purchaser at or prior to the Closing):

Section 5.1. Representations, Warranties and Covenants.

(a) All representations and warranties of the Seller contained in this Agreement must be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of the Closing Date, except to the extent that certain of such representations and warranties are made as of or through a specified date (which representations and warranties must continue on the Closing Date to be true and correct in all material respects as of or through the specified date).

(b) The Seller must have performed and complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 5.2. Litigation. No Legal Proceeding before any federal or state court or other Governmental Authority may have been instituted and be pending by any Person or been threatened by any Governmental Authority that (a) has or may have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement, (b) seeks to obtain damages in respect of the transactions contemplated by this Agreement or (c) could result in the disposition of any assets or operations of the Purchaser or its Affiliates or the Company or the imposition of any restriction on the manner in which the Purchaser or its Affiliates or the Company conduct their operations.

Section 5.3. Material Adverse Change. There must not have been a Material Adverse Change since the Balance Sheet Date.

Section 5.4. (Intentionally left blank)

Section 5.5. Consents. All consents, approvals, orders or authorizations of Governmental Authorities and other Persons (whether pursuant to Permits, Contracts or otherwise) necessary for the consummation of the transactions contemplated by this Agreement (including, without limitation, all consents or approvals by such directors, managers, general partners, or lenders of the Purchaser’s Affiliates as may be necessary for the consummation of the transactions contemplated by this Agreement) must have been obtained and all notices to Governmental Authorities and other Persons (whether pursuant to Permits, Contracts or otherwise) necessary for the consummation of the transactions contemplated by this Agreement must have been given.

Section 5.6. Due Diligence. The Purchaser must have (a) completed its due diligence investigation of the Company, the Business and the Company’s assets (including legal, accounting, environmental and engineering matters) and the results of such investigation must have been satisfactory to the Purchaser, in its sole discretion, and (b) had the opportunity to discuss the Company’s business relationship with the Customers and the substance of such discussions must have been satisfactory to the Purchaser, in its sole discretion.

Section 5.7. Non-Competition Agreement. The Seller and those Company’s employees identified on Schedule 5.7 must have entered into a Non-competition Agreement (the “Non-Competition Agreement”) with the Purchaser in the form attached hereto as Exhibit C.

Section 5.8. Closing Deliveries. The Seller must have delivered (or caused to be delivered) to the Purchaser each of the following:

(a) one or more certificates representing the Units, duly endorsed for transfer or accompanied by stock powers duly executed in blank, and any other documents that are necessary to transfer to Purchaser good title to all such Units, free and clear of any Lien and subject to no legal or equitable restrictions of any kind (collectively, the “Conveyance Agreements”);

(b) a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) in the form attached hereto as Exhibit D-1, executed on behalf of the Company, certifying as to the fulfillment of the conditions set forth in Section 5.1 and a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) in the form attached hereto as Exhibit D-2, executed on behalf of the Seller, certifying as to the fulfillment of the conditions set forth in Section 5.1;

(c) receipts for the Cash Purchase Price paid to Seller at the Closing;

(d) all Business Information in the possession of the Seller, the Company or any of their Related Persons, agents or representatives;

(e) an original Non-Competition Agreement executed by the Seller for the benefit of the Purchaser, in the form attached hereto as Exhibit C; and

(f) an original Lease executed by the Seller, in the form attached hereto as Exhibit J; and

(g) an original Subordination Agreement executed by the Seller, substantially in the form of Exhibit K, which is provided as a specimen.

(h) one or more certificates representing the entire ownership interest in Com-Tec California, LP (and all other subsidiaries owned in whole or part by the Company), duly endorsed for transfer or accompanied by stock powers duly executed in blank, and any other documents that are necessary to transfer to Purchaser, or its designee, good title to all such ownership interests, free and clear of any Lien and subject to no legal or equitable restrictions of any kind (also included within the term “Conveyance Agreements”);

Section 5.9. Additional Matters. The Purchaser must have received such additional documents, instruments or items of information reasonably requested by it in respect of any aspect or consequence of the transactions contemplated by this Agreement. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to in this Agreement must be reasonably satisfactory in form and substance to the Purchaser.

ARTICLE VI.
CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATIONS

The obligations of the Seller to consummate the sale, transfer and assignment to the Purchaser of the Units on the Closing Date is, at the option of the Seller Representative, subject to the satisfaction of the following conditions (any or all of which may be waived by the Seller Representative at or prior to the Closing):

Section 6.1. Representations, Warranties and Covenants.

(a) All representations and warranties of the Purchaser contained in this Agreement must be true and correct in all material respects at and as of the Closing Date with the same effect as though those representations and warranties had been made again and as of the Closing Date.

(b) The Purchaser must have performed and complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

Section 6.2. Litigation. No Legal Proceeding before any federal or state court or other Governmental Authority may have been instituted and be pending by any Governmental Authority that has or would have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement.

Section 6.3. Closing Deliveries. The Purchaser must have delivered (or caused to be delivered) to the Seller each of the following:

(a) the Cash Purchase Price by wire transfer of immediately available funds to an account or accounts designated in writing by the Seller Representative;

(b) executed originals of the Conveyance Agreements to the extent any such Conveyance Agreements are required to be executed by the Purchaser;

(c) an executed original of the Promissory Note;

(d) an original General Business Security Agreement executed by ISI Controls, Ltd,. for the benefit of Seller in the form attached hereto as Exhibit E;

(e) an original General Business Security Agreement executed by ISI Security Group, Inc. for the benefit of Seller in the form attached hereto as Exhibit F;

(f) an original General Business Security Agreement executed by Argyle Security, Inc. for the benefit of Seller in the form attached hereto as Exhibit G;

(g) an original guaranty agreement executed by ISI Security Group, Inc. for the benefit of the Seller in the form attached hereto as Exhibit H;

(h) an original guaranty agreement executed by Argyle Security, Inc. for the benefit of the Seller in the form attached hereto as Exhibit I;

(i) an original Subordination Agreement executed by the Purchaser, substantially in the form of Exhibit K, which is provided as a specimen;

(j) a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Seller Representative) executed, on behalf of the Purchaser, by an officer of the Purchaser certifying as to the fulfillment of the conditions set forth in Section 6.1 and

(k) the documentation required by Section 4.11.

(l) an original Lease executed by the Purchaser, in the form attached hereto as Exhibit J.

Section 6.4. Additional Matters. The Seller must have received such additional documents, instruments or items of information reasonably requested by it in respect of any aspect or consequence of the transactions contemplated by this Agreement. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement or by the other agreements referred to in this Agreement must be reasonably satisfactory in form and substance to the Seller.

ARTICLE VII.
TERMINATION

Section 7.1. Termination. This Agreement may be terminated prior to or in the absence of the Closing as follows:

(a) by the written agreement of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller if a final nonappealable Order is in effect restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c) by the Purchaser, if Seller materially breaches any representation, warranty, covenant or agreement set forth in this Agreement or in any instrument executed in connection with the transactions contemplated by this Agreement that would be reasonably likely to prevent the Closing from occurring in accordance with this Agreement on or before the Closing Deadline;

(d) by the Purchaser, if the Closing Date does not occur on or before the Closing Deadline, unless the failure of such occurrence is due to the failure of the Purchaser to perform or observe its agreements as set forth in this Agreement required to be performed or observed on or before the Closing Date;

(e) by the Seller, if the Purchaser materially breaches any representation, warranty, covenant or agreement set forth in this Agreement or in any instrument executed in connection with the transactions contemplated by this Agreement that would be reasonably likely to prevent the Closing from occurring in accordance with this Agreement on or before the Closing Deadline;

(f) by the Seller, if the Closing Date does not occur on or before the Closing Deadline, unless the failure of such occurrence is due to the failure of the Seller to perform or observe their agreements as set forth in this Agreement required to be performed or observed on or before the Closing Date; and

(g) by the Purchaser, pursuant to Section 7.3.

(h) by either Party, pursuant to Section 7.4

Section 7.2. Effect of Termination. If this Agreement is terminated in accordance with Section 7.1, and the transactions contemplated by this Agreement are not consummated, this Agreement will become null and void and of no further force and effect, except (a) for this Section 7.2, (b) for the provisions of Section 4.5, Section 7.3 (if applicable), Section 7.4 and Section 12.8 and (c) that the termination of this Agreement for any cause will not relieve any party to this Agreement from any liability that at the time of termination had already accrued to any other party to this Agreement or that thereafter may accrue in respect of any act or omission of such party prior to such termination.

Section 7.3. Special Purchaser Termination Rights. The Purchaser may terminate this Agreement at any time without any liability accruing for such termination (“Termination for Cause”): (i) upon the filing or threat of filing of a Legal Proceeding against Seller relating to the transactions contemplated by this Agreement, (ii) if a substantial casualty occurs with respect to any material physical facilities of the Seller, (iii) if negative publicity occurs with respect to the Seller or the Business which a person could reasonably believe would have a material adverse effect on the Business after the closing date, (iv) the Seller is found by a Governmental Authority to have violated any material term of a Permit, (v) if any Governmental Authority initiates an investigation or Legal Proceeding against Seller or the Business, (vi) if there is any material inaccuracy in the Financial Statements, the financial statements provided pursuant to Section 4.1(b) or other material business records of the Seller or the Business.

Section 7.4. Termination Without Cause. Either Party may terminate this Agreement at any time without any liability accruing for such termination (“Termination without Cause”) at any time prior to the Closing, upon written notice to the other Party, and such Termination without Cause shall be effective immediately upon receipt of such notice or upon the effective date for such Termination without Cause stated in such notice whichever is later.

Section 7.5. Return of Confidential Information. If this Agreement is terminated in accordance with Section 7.1 or 7.4, and the transactions contemplated by this Agreement are not consummated, (a) the Purchaser will (and will cause each of its Related Persons, agents and representatives to) return to the Seller or destroy all confidential or proprietary information of the Seller or the Company in their possession and certify such return or destruction to the Seller and (b) the Seller will (and will cause each of their Related Persons, agents and representatives to) return to the Purchaser or destroy all confidential or proprietary information of the Purchaser in their possession and certify such return or destruction to the Purchaser.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1. Indemnification by the Seller. Subject to the other provisions of this Article VIII, the Persons constituting the Seller will jointly and severally defend, indemnify and hold the Purchaser and its Affiliates, shareholders and beneficial owners (whether direct or indirect), directors, officers, employees, consultants, agents and representatives (the “Indemnitees”) harmless from and against any and all Claims and Losses suffered by any Indemnitee arising from or relating to:

(a) any facts that constitute, or any allegations that if true would constitute, a breach of any representation or warranty made by the Seller in this Agreement or in any certificate or other document required to be executed and delivered by the Seller pursuant to this Agreement;

(b) any facts that constitute, or any allegations that if true would constitute, a breach or default in the performance of any covenant, obligation or agreement of the Seller pursuant to this Agreement or any certificate or other document required to be executed and delivered by them pursuant to this Agreement;

(c) any Claim founded in whole or in part on occurrences preceding the Closing (including, without limitation, Warranty Claims);

(d) any Claim (of any and every nature possible) by an employee of the Company for any conduct, action or inaction of the Company, Seller or any employee of the Company, that occurred or caused (in whole or in part), prior to the Closing, any damage or injury, cost, fine or expense of any nature;

(e) any Claim for unpaid taxes or unpaid tax estimates relative to the conduct of the Company’s business prior to the Closing for so long as the applicable state and federal statute of limitations apply; and

(f) Claims or Losses suffered by Company, Purchaser, or its Affiliates, arising out of or related to any claim (of any and every nature possible) arising, in any manner, from any failure of Company to be authorized to conduct business as a foreign entity prior to the Closing.

Section 8.2. Threshold. The rights of the Indemnitees in this Article VIII are subject to a $100,000 threshold (the “Threshold Amount”). After the Indemnitees have suffered damages which in the aggregate equal or exceed the Threshold Amount from Claims or Losses subject to the Seller’s obligations of defense or indemnity in this Article VIII, the Indemnitees shall be entitled to assert claims for all damages suffered, including the Threshold Amount.

Section 8.3. Materiality. With respect to any claim for indemnification under this Article VIII relating to a breach (or alleged breach) of a representation or warranty that contains a materiality qualifier, such materiality qualifier will be considered for purposes of determining whether a breach of such representation and warranty has occurred, but such materiality qualifier will not be considered in determining the amount of the Losses arising out of such breach.

Section 8.4. Survival of Representations and Warranties. The representations and warranties of the Seller set forth in Article II and in the certificate delivered to the Purchaser pursuant to Section 6.3(e) will survive the execution and delivery of this Agreement and the Closing until the three (3) year anniversary of the Closing, except that (a) the representations and warranties set forth in Section 2.7(a) will survive indefinitely, (b) if the violation of any representation or warranty would constitute a violation of any Law, such representation or warranty will survive until thirty (30) days after expiration of the statute of limitations applicable to such violation and (c) any representation or warranty the violation of which is made the basis of a Claim for indemnification pursuant to this Article VIII will survive until such Claim is finally resolved if the Purchaser notifies the Seller of such Claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire hereunder. No claim for indemnification pursuant to Section 8.1(a) based on the breach or alleged breach of a representation or warranty may be asserted by the Purchaser after the date on which such representation or warranty expires.

Section 8.5. Termination of Indemnity Obligations. Any Claim sounding in tort brought by an Indemnitee against the Seller must be brought within two (2) years following the date that such Claim arises. Any Claim sounding in breach of contract brought by an Indemnitee against the Seller must be brought within three (3) years following the date that such Claim arises. Except as set forth in Sections 8.4(a), (b), and (c) and notwithstanding anything set forth in this Agreement to the contrary, the Seller’s obligations of defense and indemnity under this Article VIII terminate on the third (3rd) anniversary of the Closing Date.

Section 8.6. Notice and Resolution of Claims.

(a) Notice. Each Indemnitee must provide reasonably prompt written notice to the Seller (the “Indemnifying Party”) after obtaining knowledge of any claim that it may have pursuant to Section 8.1 (whether for its own Losses or in connection with a Third Party Claim); provided that the failure to provide reasonably prompt notice will not limit the rights of an Indemnitee to indemnification hereunder except to the extent that such failure materially increases the dollar amount of any such claim for indemnification or materially prejudices the ability of the Indemnifying Party to defend such claim. Such notice will set forth in reasonable detail the claim and the basis for indemnification.

(b) Right to Assume Defense. With respect to a claim for indemnity that arises from a Third Party Claim, the Indemnifying Party will have thirty (30) days after receipt of notice to assume the conduct and control of the settlement or defense of such Third Party Claim, through counsel reasonably acceptable to the Indemnitee and at the expense of the Indemnifying Party, if (i) the Indemnifying Party acknowledges its obligation to indemnify the Indemnitee for any Losses resulting from such Third Party Claim, (ii) the Third Party Claim does not seek to impose any Liability on the Indemnitee other than for monetary damages and (iii) the Third Party Claim does not relate to the Indemnitee’s relationship with its customers or employees. The Indemnitee may participate in such defense or settlement through its own counsel, but such separate counsel will be at its own expense unless the conditions set forth above are not satisfied or unless one or more defenses, claims or counterclaims are available to the Indemnitee that conflict with one or more defenses, claims or counterclaims available to the Indemnifying Party. In no event, however, will the Indemnifying Party be liable for the fees and expenses of more than one separate counsel of the Indemnitee.

(c) Obligations Following Assumption of Defense. If the Indemnifying Party assumes the defense of a Third Party Claim, it must take all steps necessary to investigate and defend or settle such Third Party Claim and will hold the Indemnitee harmless from and against any and all Losses caused by or arising out of any settlement approved by the Indemnifying Party or any judgment entered in connection with such Third Party Claim. Without the written consent of the Indemnitee, the Indemnifying Party will not consent to entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the Indemnitee by the claimant or plaintiff making the Third Party Claim.

(d) Failure to Assume Defense. Failure by the Indemnifying Party to notify the Indemnitee of its election to assume the defense of any Third Party Claim within thirty (30) days after its receipt of notice thereof pursuant to Section 8.6(a) will be deemed a waiver by the Indemnifying Party of its right to assume the defense of such Third Party Claim. In such event, the Indemnitee may defend against such Third Party Claim in any manner it deems appropriate. The Indemnitee may settle such Third Party Claim or consent to the entry of any judgment with respect thereto, provided that it acts in good faith and in a commercially reasonable manner.

Section 8.7. Payment of Indemnity. Upon final agreement by the parties or the entry of a final, non-appealable order by a court of competent jurisdiction that an Indemnitee is entitled to indemnification under this Article VIII, the Indemnifying Party must promptly pay or reimburse, as appropriate, the Indemnitee for all Losses to which it is entitled to be indemnified hereunder. If Purchaser seeks to offset the principal balance due on the Promissory Note for any amount due, owing and unpaid by Seller pursuant to an obligation of indemnity hereunder, Purchaser must provide Seller with written notice of such intended offset in the same manner that notice of a Closing Adjustment is to be provided pursuant to Section 1.4(c), and provisions of Notice of Dispute and Dispute Resolution set forth in Sections 1.4(d) & (e) shall be applicable to any such offset.

Section 8.8. Indemnification by the Purchaser. Subject to the other provisions of this Article VIII, the Purchaser and its Affiliates, will jointly and severally, defend, indemnify, and hold the Seller (the “Seller Indemnitees”) harmless from and against any and all Claims and Losses suffered by any of Seller Indemnitees arising out of or related to any claim (of any and every nature possible) by any construction bonding company of the Company for any conduct, action, or inaction by the Company or any employee of the Company, that occurred or caused (in whole or in part) prior to the Closing.

Section 8.9. Notice and Resolution of Seller Indemnities Claim.

(a) Notice. Each Seller Indemnitee must provide reasonably prompt written notice to the Purchaser (the “Purchaser Indemnifying Party”) after obtaining knowledge of any claim that it may have pursuant to Section 8.8 (a “Bond Claim”); provided that the failure to provide reasonably prompt notice will not limit the rights of a Seller Indemnitee to indemnification hereunder except to the extent that such failure materially increases the dollar amount of any such claim for indemnification or materially prejudices the ability of the Purchaser Indemnifying Party to defend such claim. Such notice will set forth in reasonable detail the claim and the basis for indemnification.

(b) Right to Assume Defense. With respect to a claim for indemnity that arises from a Bond Claim, the Purchaser Indemnifying Party will have thirty (30) days after receipt of notice to assume the conduct and control of the settlement or defense of such Bond Claim, through counsel reasonably acceptable to the Seller Indemnitee and at the expense of the Purchaser Indemnifying Party, if (i) the Purchaser Indemnifying Party acknowledges its obligation to indemnify the Seller Indemnitee for any Losses resulting from such Bond Claim, and (ii) the Bond Claim does not seek to impose any Liability on the Seller Indemnitee other than for monetary damages. The Seller Indemnitee may participate in such defense or settlement through its own counsel, but such separate counsel will be at its own expense unless the conditions set forth above are not satisfied or unless one or more defenses, claims or counterclaims are available to the Seller Indemnitee that conflict with one or more defenses, claims or counterclaims available to the Purchaser Indemnifying Party. In no event, however, will the Purchaser Indemnifying Party be liable for the fees and expenses of more than one separate counsel of the Seller Indemnitee.

(c) Obligations Following Assumption of Defense. If the Purchaser Indemnifying Party assumes the defense of a Bond Claim, it must take all steps necessary to investigate and defend or settle such Bond Claim and will hold the Seller Indemnitee harmless from and against any and all Losses caused by or arising out of any settlement approved by the Purchaser Indemnifying Party or any judgment entered in connection with such Bond Claim. Without the written consent of the Seller Indemnitee, the Purchaser Indemnifying Party will not consent to entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the Seller Indemnitee by the claimant or plaintiff making the Bond Claim.

(d) Failure to Assume Defense. Failure by the Purchaser Indemnifying Party to notify the Seller Indemnitee of its election to assume the defense of any Bond Claim within thirty (30) days after its receipt of notice thereof pursuant to Section 8.9(a) will be deemed a waiver by the Purchaser Indemnifying Party of its right to assume the defense of such Bond Claim. In such event, the Seller Indemnitee may defend against such Bond Claim in any manner it deems appropriate. The Seller Indemnitee may settle such Bond Claim or consent to the entry of any judgment with respect thereto, provided that it acts in good faith and in a commercially reasonable manner.

Section 8.10. Insurance Reimbursement and Tax Consequences. All amounts paid, by either party, pursuant to the parties’ indemnification obligations set forth in this Section 8 shall be net of any proceeds received from any insurance companies relative to the Claim or Loss, and shall further be net of any beneficial tax consequences, relative to such Claim or Loss, received by the indemnified party.

ARTICLE IX.
TAX MATTERS

Section 9.1. Cooperation for Certain Tax-Related Matters. The Purchaser and the Seller will, and will cause their respective representatives and agents to, provide any requesting party that is a party to this Agreement with such assistance and documents, without charge, as may be reasonably requested by such party in connection with (a) the preparation of any Tax Return of or relating to the Seller, (b) the conduct of any Audit relating to liability for or refunds or adjustments with respect to Taxes and (c) any other Tax-related matter that is a subject of this Agreement. Such cooperation and assistance will be provided to the requesting party promptly upon its request.

Section 9.2. Transfer Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Seller will be liable for and will pay of all transfer (including real property transfer and documentary), sales, use, gains (including state and local transfer gains taxes), excise and other transfer of similar Taxes incurred in connection with the transfer of the Units to the Purchaser, other than any Taxes based upon or measured by net income (collectively, “Transfer Taxes”). The Purchaser and the Seller will mutually cooperate in perfecting any exemption from Transfer Taxes available in connection with the transactions contemplated by this Agreement and in timely preparing and filing any Tax Returns required in connection with Transfer Taxes, provided, however, that in the case of any Tax Return required to be filed by only one party, such party will not file such Tax Return without the written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

ARTICLE X.
LEASE AGREEMENT

The Seller and the Purchaser shall enter into the lease agreement, in substantially the form attached hereto as Exhibit J.

ARTICLE XI.
DEFINITIONS

Section 11.1. Definitions. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” means, other than the transactions contemplated by this Agreement, (a) a merger, consolidation, share exchange or business combination of the Company, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets or profit- or revenue-generating capacity of the Company, (c) a sale of any of the capital stock or other equity interests in the Company, (d) a recapitalization (regardless of the form of transaction by which such recapitalization is accomplished) of the Company or (e) any other similar transaction involving Seller or the Company and a Third Party.

“Affiliate” means, with respect to a specified Person, any other Person or member of a group of Person acting together that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the specified Person. As used in this Agreement, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Balance Sheet” means the balance sheet included in the Financial Statements.

“Balance Sheet Date” means the date of the Balance Sheet.

“Business Day” means any weekday on which nationally-chartered banks in San Antonio, Texas are open for business.

“Charter Documents” means the certificate of formation and limited liability company agreement or operating agreement of a limited liability company.

“Claim” means any existing or threatened claim, demand, suit, action, investigation, proceeding or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative and whether made by a Governmental Authority or any other Person), known or unknown, absolute or contingent, asserted or unasserted, under any theory, including, without limitation, contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Closing Deadline” means January 31, 2008.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Contract” means any Contract to which the Company is a party, obligor or beneficiary or by which any of the properties and assets of the Company is bound.

“Contract” means any written or oral contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, license, franchise, obligation, commitment or other arrangement, agreement or understanding.

“Customer” means any Person that has purchased goods or services from the Company during the twelve (12) month period immediately preceding the date of this Agreement and/or during the period between the date of this Agreement and the Closing.

“Dollars” means United States Dollars.

“Encumbrance” means any encumbrance, security interest, mortgage, deed of trust, lien, charge, pledge, option, right of first refusal or similar right, easement, restrictive covenant, Claim or restriction of any kind, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attributes of ownership.

“Environmental Law” means each present and future Law, Order or Permit pertaining to (a) public health or safety, (b) the protection, preservation or restoration of the environment or natural resources or (c) the generation, production, use, storage, transportation, processing, release or disposal of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Financial Statement” is defined in Section 2.4.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date of this Agreement and incorporating management’s estimates used to prepare Financial Statements applied in a manner consistent with the Company’s historical accounting and bookkeeping practices and procedures, and historical financial statements, subject to determinations made by the Company’s auditor.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, department or instrumentality thereof, or any court (public or private).

“Hazardous Material” means any substance, material, contaminant, pollutant or waste presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous under any Environmental Law or regulated as such by any Governmental Authority including, without limitation, any industrial substance, petroleum (or any derivative or by-product thereof), radon, radioactive material, asbestos (or asbestos containing material), urea formaldehyde, foam insulation, lead or polychlorinated biphenyls.

“Intellectual Property” means all United States and foreign intellectual and industrial property, including patent applications, patents and any reissues or reexaminations thereof, trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, mask works, copyrights, moral rights of authorship, rights in designs, trade secrets, technology, inventions, discoveries, improvements, know-how, proprietary rights, computer software and firmware, internet domain names, specifications, drawings, designs, formulae, processes, methods, technical information, confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection.

“Law” means any applicable law, statute, code, ordinance, rule or regulation promulgated by any Governmental Authority, including any policy having the force and effect of law, any rule of common law and any judicial or administrative interpretation thereof.

“Legal Proceeding” means any judicial, administrative, regulatory or arbitral proceeding, investigation or inquiry or administrative charge or complaint pending at law or in equity by or before any Governmental Authority.

“Liabilities” means any and all Claims, debts, liabilities and obligations of any nature whether absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or otherwise.

“Losses” means all Liabilities, losses, damages, diminutions in value, costs (including, without limitation, costs of investigation), fines, fees and expenses (including reasonable attorneys’ fees incident to any of the foregoing).

“Material Adverse Change” means a material adverse change in the properties, assets, condition (financial or otherwise), Business, operations or prospects of the Company taken as a whole, or an increase in Seller’s liabilities, except trade obligations incurred in the Ordinary Course of Business.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the properties, assets, condition (financial or otherwise), business, operations or prospects of such Person.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award by a Governmental Authority of competent jurisdiction.

“Ordinary Course of Business” means the usual and ordinary course of business for the Business, consistent with past practice.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any written approval, consent, exemption, franchise, license, permit, waiver, registration, filing, certificate or other authorization required by Law to conduct any portion of the Business as currently conducted or as proposed to be conducted following this transaction, including without limitation all licenses and local health and fire permits pertaining to the physical facilities, manufacturing, equipment, staffing and records.

“Person” means any natural person, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other legal entity.

“Promissory Note” is defined in Section 1.3(b).

“Related Parties” means, with respect to any Person, the Affiliates, shareholders and beneficial owners (whether direct or indirect), directors, officers, employees and consultants of such Person, and the family members of each of the foregoing who are natural persons.

“Seller Contract” means any Contract to which Seller is a party, obligor or beneficiary or by which any of the properties and assets of Seller is bound.

“Taxes” (including, with correlative meaning, the term “Tax”) means all taxes, charges, fees, levies, duties, penalties, assessments or other amounts imposed by or payable to any foreign, federal, state, local or other taxing authority or agency, including without limitation income, gross receipts, profits, windfall profits, gains, minimum, alternative minimum, estimated, ad valorem, value added, severance, stamp, customs, import, export, utility, use, service, excise, property, sales, transfer, franchise, payroll, withholding, social security, disability, employment, workers compensation, unemployment compensation and other taxes, and including any interest, penalties or additions attributable thereto.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

“Third Party” means any Person other than the Seller, the Purchaser or any of their respective Affiliates.

“Valuation Periods” means the period from July 1, 2007 to the Closing Date (the “Working Capital Valuation Period”) and the period from the Closing Date to June 30, 2008 (the “2008 Valuation Period”).

“Warranty Claim” means any Claims and Losses arising from or relating to any breach of any warranty owed for any work performed, goods or services delivered, or in any way related to any performance of any Company Contract by the Company.

ARTICLE XII.
MISCELLANEOUS

Section 12.1. Headings. Article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 12.2. Article, Section, Schedule and Exhibit References. Except as otherwise specifically provided, any reference to any article, section, schedule or exhibit will be deemed to refer to such article or section of or schedule or exhibit to this Agreement.

Section 12.3. Usage. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word. The term “or” does not exclude any of the items described. The term “include,” or any derivative of such term, does not mean that the items following such term are the only types of such items.

Section 12.4. Drafting. Neither this Agreement nor any provision contained in this Agreement may be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or such provision.

Section 12.5. Entire Agreement. The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. This Agreement (including such exhibits and schedules) represents, and is intended to be, a complete statement of all of the terms and the arrangements between the parties to this Agreement with respect to the matters provided for in this Agreement, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the parties to this Agreement with respect to those matters.

Section 12.6. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE INSTITUTED IN THE STATE OR FEDERAL COURTS LOCATED IN BEXAR COUNTY, TEXAS, TO THE JURISDICTION OF WHICH EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY AGREES TO SUBMIT. THE PARTIES AGREE TO ENTER INTO MEDIATION PRIOR TO TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 12.7. Specific Performance. The Purchaser and the Seller each acknowledge and agree that the breach of this Agreement would cause irreparable damage to one or more of the other parties and that such other party or parties will not have an adequate remedy at law. Therefore, the obligations of the Purchaser and the Seller under this Agreement will be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. However, the remedies set forth in ARTICLE VIII, Indemnification, shall be exclusive remedy that the Parties may pursue for the subject matter reflected therein.

Section 12.8. Expenses.

(a) Except as otherwise expressly provided in this Agreement and regardless of whether the transactions contemplated in this Agreement are consummated, each of the parties to this Agreement will bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants, financial advisors and other experts), incurred in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement and thereby.

(b) If attorneys’ fees or other costs are incurred to secure performance of any obligation under this Agreement, to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs incurred in connection therewith.

Section 12.9. Notices. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), must be in writing and will be deemed duly given (a) when delivered by hand, (b) one day after being given to an express courier with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means specified in this provision or (d) five days after the day of mailing, when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth below. A party may from time to time change its address or designee for notification purposes by giving the other written notice of the new address or designee and the date upon which it will become effective.

If to the Purchaser:                                  ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, TX 78247
Facsimile: (210) 495-5613
Attention: Sam Youngblood

with a copy to:

K&L Gates
111 Congress Avenue, Suite 900
Austin, Texas 78701
Facsimile: (512) 482-6859
Attention: D. Hull Youngblood, Jr.

If to the Seller:                                        c/o Corcoran Glass & Paint, Inc.
N100 Craftsmen Drive
Greenville, WI 54942
                          Facsimile: (920) 757-9902
Attn: Jeffrey E. Corcoran

with a copy to:

Metzler, Timm, Treleven & Hermes, S.C.
222 Cherry Street
Green Bay, WI 54301-4223
Facsimile: (920)435-8866
Attn: David J. Timm

Section 12.10. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner materially adverse to any party.

Section 12.11. Binding Effect; No Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement will create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement except to the extent such obligations are specifically assumed. No assignment of this Agreement or of any rights or obligations under this Agreement may be made by any party (by operation of Law or otherwise) without the prior written consent of each of the other parties to this Agreement and any attempted assignment without such required consents will be void; provided, however, that the Purchaser may assign to one or more of its Affiliates any or all of its rights under this Agreement without the prior written consent of any other party, but no such assignment by the Purchaser will release the Purchaser from any of its obligations under this Agreement.

Section 12.12. Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the Purchaser and the Seller. Except as otherwise provided in this Agreement, no action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided in this Agreement, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 12.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 12.14. Provisions Concerning the Seller Representative.

(a) Appointment. Each Person constituting the Seller hereby appoints the Seller Representative as the agent, proxy and attorney-in-fact for such Person for all purposes under this Agreement (including full power and authority to act on the Seller’s behalf). The action or inaction of the Seller Representative as contemplated in this Agreement shall bind all of the Persons constituting the Seller for all purposes of this Agreement, and the Seller may only take action in respect of this Agreement by and through the Seller Representative. Without limiting the generality of the foregoing, the Seller Representative will be authorized to:

(i) in connection with the Closing, execute and receive all documents, instruments, certificates, statements and agreements on behalf of and in the name of the Seller necessary to effectuate the Closing and consummate the transactions contemplated hereby;

(ii) take all actions on behalf of the Seller with respect to the matters set forth in Section 1.4;

(iii) take all actions on behalf of the Seller in connection with any claims made under Article VIII to defend or settle such claims, and to make payments in respect of such claims;

(iv) execute and deliver, should it elect to do so in its sole discretion, on behalf of the Seller, any amendment to this Agreement so long as such amendment will apply equally to each of the Persons constituting the Seller; and

(v) take all other actions to be taken by or on behalf of the Seller and exercise any and all rights which the Seller are permitted or required to do or exercise under this Agreement.

(b) Liability of the Seller Representative. The Seller Representative will not be liable to any Person constituting the Seller for any action taken by it in good faith pursuant to this Agreement, and each such Person will severally, but not jointly, indemnify the Seller Representative from any Losses arising out of its serving as the Seller Representative hereunder. The Seller Representative is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of the Seller hereunder, and Buyer agrees that it will not look to the personal assets of the Seller Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Seller hereunder.

IN WITNESS WHEREOF, the parties to this Agreement have executed this instrument as of the date and year first above written.

“PURCHASER”
ISI Controls, Ltd.
By: Metroplex Control Systems, Inc.
Its: Sole General Partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

“SELLER”:

/s/ Jeffrey E. Corcoran
Jeffrey E. Corcoran

/s/ Janell D. Corcoran
Janell D. Corcoran

THE SELLER REPRESENTATIVE:

/s/ Jeffrey E. Corcoran
Jeffrey E. Corcoran

The Company is executing this Agreement for the purpose of Article II.

Com-Tec Security, LLC

By:	/s/ Jeffrey E. Corcoran
Jeffrey E. Corcoran, Manager

Annex A
Selling Members

Schedules to the Agreement

Schedule 2.6(g)
List of Contracts

Schedule 2.6(j)
Transactions between Company and a Related Party

Schedule 2.7(a)
Untitled Assets

Schedule 2.7(d)
Leased Properties

Schedule 2.7(d)(iv)
List of Attachments, Executions or Assignments for the benefit of Creditors

Schedule 2.8(a)
Company Contracts

Schedule 2.8(b)
Selected Company Contracts

Schedule 2.10(a)
Intellectual Property

Schedule 2.10(b)
Business Intellectual Property

Schedule 2.12(a)
List of Names and Addresses of Officers and Employees

Schedule 2.12(b)
List of Labor, Union or Collective Bargaining Agreements

Schedule 2.13(a)
Employee Benefit Plans

Schedule 2.15
Company Permits

Schedule 2.17
Pending or Threatened Legal Proceedings

Schedule 2.20
Assumed Names

Schedule 2.21
Subsidiaries and Investments

Schedule 5.7
Company Employees (Employment Agreements)

Exhibit A
Promissory Note

Exhibit B
(Intentionally Omitted)

Exhibit C
Form of Non-Competition Agreement

Exhibit D-1
Form of Company Certificate

Exhibit D-2
Form of Seller’s Certificate

Exhibit E
Form of General Business Security Agreement (ISI Controls, Ltd.)

Exhibit F
Form of General Business Security Agreement (ISI Security Group, Inc.)

Exhibit G
Form of General Business Security Agreement (Argyle Security, Inc.)

Exhibit H
Form of ISI Guaranty

Exhibit I
Form of Argyle Guaranty

Exhibit J
Lease Agreement

Exhibit K
LaSalle Subordination Agreement
(specimen)

ANNEX A

Selling Members

1

1. Jeffrey E. Corcoran

2. Janell D. Corcoran

2

Schedules to Unit Purchase Agreement

1

EXHIBIT A

Promissory Note

ISI CONTROLS, LTD.
(A TEXAS LIMITED PARTNERSHIP)

SUBORDINATED PROMISSORY NOTE

$3,515,000.00	January 31, 2008
San Antonio, Texas

FOR VALUE RECEIVED, ISI Controls, Ltd. (the “Maker”) promises to pay to JEFFREY E. CORCORAN and JANELL D. CORCORAN at N100 Craftsmen Drive, Greenville, Wisconsin, 54942 (“Holder”), owners of all of issued and outstanding units of ownership of COM-TEC SECURITY, LLC (“COM-TEC”) in lawful money of the United States of America the principal sum of THREE MILLION FIVE HUNDRED FIFTEEN THOUSAND DOLLARS ($3,515,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 7.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) April 1, 2011 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. Until the Maturity Date, payments shall be due and payable in accordance with the Payment Schedule attached hereto as Schedule A. This Note is issued pursuant to the Unit Purchase Agreement effective January 31, 2008 (as previously or hereafter amended, modified or supplemented, the “Purchase Agreement”) between the Maker and COM-TEC, and is guaranteed by affiliates of the Maker pursuant to Guaranty Agreements of even date herewith. Notwithstanding anything to the contrary contained herein, the Note and all principal and accrued interest shall be due and payable on the Maturity Date. Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate which would otherwise be applicable, plus five (5) percentage points.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Maker” includes the limited partnership initially executing this Note and any Person which shall succeed to or assume the obligations of the Maker under this Note.

(b) “Event of Default” has the meaning given in Section 5 hereof.

(c) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall, at the time, be the registered holder of this Note.

(d) “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(e) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Maker to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Maker hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock Maker, a limited liability Maker, an unincorporated association, a joint venture or other entity or a governmental authority.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended.

(h) Senior Indebtedness” means, all principal of (and premium, if any) and interest on all indebtedness of Maker, whether outstanding on the date of this Note or thereafter created, incurred or assumed, arising only under (i) that certain Amended and Restated Loan and Security Agreement by and between LaSalle Bank, NA, and ISI Security Group, Inc. dated as of January 23, 2008, as it has been and may be amended from time to time, and (ii) that certain Note and Warrant Purchase Agreement (the “Blair Indebtedness”) by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Maker, and affiliates of Maker party thereto dated as of October 22, 2004, as it has been and may be amended from time to time (collectively, the “Senior Indebtedness”). Senior Indebtedness shall include any such indebtedness or any notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. No other indebtedness of the Maker shall be considered Senior Indebtedness.

(i) “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Maker, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Maker, (c) any other entity included in the financial statements of the Maker on a consolidated basis.

2. Interest. Accrued interest on this Note shall be payable in accordance with Schedule A until the outstanding principal amount hereof shall be paid in full. Any accrued but unpaid interest on this Note shall be payable at the time this Note is paid in full.

3. Prepayment. Full or partial prepayment of this Note is permitted at any time without penalty. Unless otherwise agreed to by Lender at the time of payment, any payment shall be applied first against interest accrued to the date of such payment and then to principal. In the event of prepayment by Maker, such principal amounts being paid shall be applied to principal installments due under this Note in the inverse order in which they are due, and shall not defer any succeeding installments of principal or interest due hereunder. Maker agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Maker sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Maker will remain obligated to pay any further amount owed to Lender.

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Maker’s Senior Indebtedness, whether now or hereafter existing. Holder hereby agrees to execute and deliver such documents as may be reasonably requested from time to time by the Maker or a holder of any Senior Indebtedness, including customary forms of subordination agreement requested from time to time by a holder of Senior Indebtedness, in order to implement Section 4 hereof. The Maker may require that the Holder execute such documents as a condition to the Holder’s rights hereunder.

5. Events of Default. Upon the occurrence of any one or more of the following events of default:
A. Maker fails to pay any amount when due and such default remains uncured for a period of five (5) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

B. Any representation or warranty made under this Note or in the Unit Purchase Agreement, or information provided by Maker to Lender in connection with this Note or the Unit Purchase Agreement is or was false or fraudulent in any material respect;

C. A material adverse change occurs in Maker’s financial condition;

D. Maker fails to timely observe or perform any of the non-monetary covenants or duties contained in this Note or the Unit Purchase Agreement, and such event shall remain uncured for a period of fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

E. Maker fails to timely observe or perform any of the covenants or duties contained in the Lease Agreement, executed on even date herewith (the “Lease”) by and between Lender and Maker, which such default shall occur on or before the second anniversary of the Commencement Date, as defined in the Lease, and such default under the Lease shall remain uncured for a period fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

F. Any guaranty of Maker’s obligations under this Note is revoked or becomes unenforceable for any reason; or

G. Maker or a surety or guarantor of this Note ceases to exist;

H. An event of default occurs under any agreement securing this Note, and such event shall remain uncured for a period of fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

then the unpaid balance and all accrued interest shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker, surety, endorser or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender’s receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender’s rights and remedies upon such default.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Maker, declare all outstanding Obligations payable by the Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), immediately and without notice, all outstanding Obligations payable by the Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both, and shall be entitled to recover all costs, fees and expenses incurred as a result of such Event of Default, including but not limited to all reasonable attorneys fees.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Maker and Holder.

9.Assignment. With respect to any offer, sale or other disposition of this Note Holder will give written notice to the Maker prior thereto, describing briefly the manner thereof, together with, a written opinion of Holder’s counsel, or other evidence reasonably satisfactory to the Maker, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other reasonably satisfactory evidence, the Maker, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Maker, the Maker shall so notify Holder promptly after such determination has been made, stating with reasonable specificity the reason(s) for such determination. The Note shall bear the following legend (or a substantially similar legend) unless in the opinion of counsel for the Maker, such legend is not required in order to ensure compliance with the Securities Act:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

10. The Maker or Argyle may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the forgoing, Holder (or any assignee of the Holder permitted pursuant to the Section 10) may, after the expiration of six months following the Closing Date of the Purchase Agreement, transfer or assign all or any portion of this Note, upon 5 days advance written notice to the Maker, to any of the following entities, without securing prior approval from the Maker: (i) the Maker; (ii) any affiliate of the Holder; or (iii) any Immediate Family Member of Holder's assignee. As used herein the term "Immediate Family Member" shall mean, with respect to a natural person, any spouse, sibling, or child of such natural person, and any trust, custodianship, guardianship, family limited partnership or similar entity created for the primary benefit of one or more of the forgoing individuals..

11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth below, or at such other address or facsimile number as shall have been furnished to the receiving party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or by email (with evidence of delivery or confirmation), (iv) one business day after being deposited with a reliable overnight courier service, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

If to the Maker:	ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, TX 78247
Attention: Sam Youngblood
Facsimile: (210) 495-5613
email: syoungblood@isidet.com

with a copy to:	K&L Gates
111 Congress Avenue, Suite 900
Austin, Texas 78701
Attention: D. Hull Youngblood, Jr.
Facsimile: (512) 482-6859
email: hull.youngblood@klgates.com

If to Holder:	c/o Corcoran Glass & Paint, Inc.
N100 Craftsmen Drive
Greenville, WI 54942
Attn: Jeffrey E. Corcoran
Facsimile: (920) 757-9902

with a copy to:	Metzler, Timm, Treleven & Hermes, S.C.
222 Cherry Street
Green Bay, WI 54301-4223
Attn: David J. Timm
Facsimile: (920)435-8866

12. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13. Waivers. The Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Any proceeding brought herewith shall be brought in state or federal Court located in Brown County, Wisconsin, and all parties waive any objections to venue in Brown County, Wisconsin.

15. Subordination Legends.

The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation, to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by Maker and affiliates of Maker to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Maker and affiliates of Maker party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

[Signature Page Follows]

The Maker has caused this Note to be issued as of the date first written above.

MAKER:
ISI Controls, Ltd.
By: Metroplex Control Systems, Inc.
Its: Sole General Partner

By:
Name: Sam Youngblood
Title: CEO

AGREED AND ACCEPTED BY:

HOLDER:

Jeffrey E. Corcoran

Janell D. Corcoran

[Signature Page to Subordinated Promissory Note]

Schedule A

Payment Schedule

1. Interest only payments made for each three-month period beginning on May 1, 2008, and August 1, 2008 as follows:

Due Date	Amount	Ending Prin Bal
May 1, 2008	$59,995.75	$3,515,000
August 1, 2008	$62,018.08	$3,515,000

2. A single principal payment of One Hundred Thousand Dollars ($100,000.00) shall be due and payable on December 15, 2008; and

3. Level principal and interest payments in the cumulative amount of $128,058.00 due monthly beginning on the 1st day of August 2008 and continuing monthly thereafter on the first day of each month for 5 consecutive months, through December 1, 2008; then level principal and interest payments in the cumulative amount of $123,748 due monthly beginning on the 1st day of January 2009 and continuing monthly thereafter on the first day of each month through December 1, 2008, then for 25 consecutive months. The payment schedule for 30 consecutive months shall be as follows:

Due Date	Beginning Balance	Interest	Payment	End Balance
8-1-2008	$3,515,000	$20,504	$128,058	$3,407,446
9-1-2008	3,407,446	19,877	128,058	3,299,265
10-1-2008	3,299,265	19,246	128,058	3,190,452
11-1-2008	3,190,452	18,611	128,058	3,081,005
12-1-2008	3,081,005	17,973	128,058	2,970,919
12-15-2008*	2,970,919	0	100,000	2,870,919
1-1-2009	2,870,919	16,747	123,748	$2,763,918
2-1-2009	2,763,918	16,123	123,748	2,656,293
3-1-2009	2,656,293	15,495	123,748	2,548,041
4-1-2009	2,548,041	14,864	123,748	2,439,157
5-1-2009	2,439,157	14,228	123,748	2,329,637
6-1-2009	2,329,637	13,590	123,748	2,219,479
7-1-2009	2,219,479	12,947	123,748	2,108,678
8-1-2009	2,108,678	12,301	123,748	1,997,231
9-1-2009	1,997,231	11,651	123,748	1,885,134
10-1-2009	1,885,134	10,997	123,748	1,772,383
11-1-2009	1,772,383	10,339	123,748	1,658,974
12-1-2009	1,658,974	9,677	123,748	1,544,903
1-1-2010	1,544,903	9,012	123,748	1,430,168
2-1-2010	1,430,168	8,343	123,748	1,314,763
3-1-2010	1,314,763	7,669	123,748	1,198,684
4-1-2010	1,198,684	6,992	123,748	1,081,929
5-1-2010	1,081,929	6,311	123,748	964,492
6-1-2010	964,492	5,626	123,748	846,371
7-1-2010	846,371	4,937	123,748	727,560
8-1-2010	727,560	4,244	123,748	608,056
9-1-2010	608,056	3,547	123,748	487,856
10-1-2010	487,856	2,846	123,748	366,954
11-1-2010	366,954	2,141	123,748	245,347
12-1-2010	245,347	1,431	123,748	123,030
1-1-2011	123,030	718	123,748	0

1. * Special one-time payment of $100,000 toward principal

The final payment has been adjusted to account for the remaining indebtedness.

EXHIBIT B

(Intentionally Omitted)

B-1

EXHIBIT C

Form of Non-Competition Agreement

NONCOMPETITION AND NONDISCLOSURE AGREEMENT

This Noncompetition and Nondisclosure Agreement (this “Agreement”) is entered into to be effective on January 31, 2008 (the “Effective Date”), by and between ISI Controls, LTD., a Texas limited partnership (the “Company”), and Jeffrey E. Corcoran and Janell D. Corcoran, individual residents in the State of Wisconsin (collectively the “Restricted Parties”). This is the Noncompetition Agreement required by Section 5.7 of that certain Unit Purchase Agreement, of even date herewith (the “Purchase Agreement”), entered into between the Company and Restricted Parties.

RECITALS

WHEREAS, pursuant to the Purchase Agreement, the Company will purchase all the issued and outstanding units of ownership in Com-Tec Security, LLC (“Com-Tec”); and

WHEREAS, it is a condition precedent to Closing under the Purchase Agreement that Restricted Parties execute and deliver this Agreement to the Company; and

WHEREAS, Jeffery E. Corcoran has been responsible for management oversight of the Business as conducted by Com-Tec across the United States, and is a principal owner of Com-Tec; and

WHEREAS, Janell D. Corcoran is a principal owner of Com-Tec, and is the spouse of Jeffery E. Corcoran;

WHEREAS, Restricted Parties desire to enter into this Agreement and acknowledge that, as owners and Affiliates of Com-Tec, Restricted Parties will directly and materially benefit from the Purchase Agreement and the consideration paid by the Company to Restricted Parties thereunder.

NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Purchase Agreement, (ii) at the special instance and request of the Company and (iii) in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the Company and Restricted Parties intending to be legally bound agree as follows:

AGREEMENTS

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings given them in the Purchase Agreement.

2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a) Restricted Parties acknowledge that as Affiliates of Com-Tec for many years they have been entrusted with, have knowledge of, and have had access to information concerning the Business of Com-Tec that is Confidential Information (as hereinafter defined), and which Com-Tec and the Company desire to be kept secret. As used in this Agreement, the term “Confidential Information” means all information concerning Com-Tec and its business, assets and properties, including without limitation, the names of customers and clients and any other information and data included in the Business Information of Com-Tec. But, Confidential Information does not include any information that is or becomes generally known to and available for use by the public other than as a result of the fault of Restricted Parties or any other Person bound by a duty of confidentiality to the Company.

(b) Restricted Parties acknowledge that the Confidential Information is the sole and exclusive property of Com-Tec, and that the Confidential Information is a valuable, special and unique asset of Com-Tec. Restricted Parties further acknowledge that the Confidential Information has been revealed to them in trust, based solely upon the confidential relationship existing between them and Com-Tec, and that keeping such information secret, following the Closing, is important to Com-Tec and the Company. Restricted Parties agree not to make use of the Confidential Information for their personal benefit (except as specifically permitted by the Purchase Agreement) or in any way inconsistent with their obligations to the Company and agree that Com-Tec and the Company will suffer irreparable injury if such information is disclosed.

3. RESTRICTIVE COVENANTS.

(a) Certain Definitions. As used in this Agreement, the following terms mean:

“Restricted Activity” means owning, managing, operating, working for, consulting with, advising, controlling, financing, guaranteeing the performance of, or otherwise engaging or participating in any manner whatsoever in business or other activities that in any manner whatsoever are in direct competition with the business of:

design, manufacture and installation of electronic security and communication systems;

including, but not limited to, by conducting or attempting to engage in business or other activities with or soliciting or diverting or attempting to solicit or divert away from Com-Tec or the Company the business of any of the clients or customers that Com-Tec had engaged in any of this business or other activities with prior to the Closing Date or which Com-Tec engages in any of this business or other activities with during the Restricted Period.

“Restricted Capacity” means as an employer, independent contractor, consultant, agent, principal, owner, partner, shareholder, member, manager, or in any other individual or representative capacity.

“Restricted Period” means the period beginning on the Effective Date and ending on the second anniversary of the Effective Date.

“Restricted Territory” means the United States.

(b) Statement of Enforceability. Restricted Parties acknowledges that this Section 3 is entered into in conjunction with the sale of all the ownership interest in Com-Tec, and is fully enforceable against them. Restricted Parties further acknowledge that entering into this Agreement is a condition precedent and material inducement to the Company entering into this Agreement, entering into the Purchase Agreement and consummating the transactions contemplated by the Purchase Agreement.

(c) Noncompetition Covenant.

(i) Restricted Parties agree that, during the Restricted Period, they will not, for themselves or any other Person or in any Restricted Capacity, directly or indirectly, engage or otherwise participate in any Restricted Activity anywhere in the Restricted Territory, except on behalf of the Company in facilitating the consummation of the transaction contemplated under the Purchase Agreement as a representative of Com-Tec. Restricted Parties acknowledge that while the business of the Company is based in Greenville, Wisconsin , its products and services are marketed throughout the United States, and the Company has existing clients throughout the Restricted Territory.

(ii) For purposes of this Section 3(c), a Person shall be deemed to be engaged or participating in business or other activities “in” the Restricted Territory, in addition to other activities that would constitute being engaged or participating in business or other activities, if such Person uses any telecommunication equipment or device (including without limitation any telephone, modem, the Internet, any intranet or extranet, a cellular telephone device, or any pager or satellite communication device) located in the Restricted Territory to communicate with any other Person, whether such other Person is located inside the Restricted Territory or outside the Restricted Territory or any such equipment is located outside the Restricted Territory to communicate with any Person located inside the Restricted Territory.

(d) Nonsolicitation Covenant. Restricted Parties agree that during the Restricted Period (except for employment advertisements which are placed in newspapers or other periodicals of general circulation or otherwise widely disseminated such as on the Internet), they will not, for themselves or any other Person, directly or indirectly, (w) induce or attempt to induce any employee of Com-Tec at the time of the Closing or who is hired by Com-Tec, to leave the employ of the Company to engage or participate in any Restricted Activity, (x) in any way interfere with the relationship between the Com-Tec and any employee of Com-Tec, (y) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Com-Tec, or (z) induce or attempt to induce any client, customer, supplier, vendor, licensee or business relation of Com-Tec or the Company to cease doing business with Com-Tec or the Company, or in any way interfere with the relationship between any client, customer, supplier, vendor, licensee, or business relation of Com-Tec or the Company.

(e) Mutual Nondisparagement Covenant. Neither Restricted Parties nor the Company will, or encourage any of their respective members, managers, officers, employees or agents to, at any time during or after the Restricted Period, disparage the other Parties or any of its partners, officers, employees, agents, Subsidiaries, or Affiliates.

(f) Remedies.

(i) Injunctive Remedy. Restricted Parties acknowledge that the foregoing restrictions in Section 2 and Section 3 hereof (the “Restrictions”), including those relating to geographic area, duration and scope of activity, in view of the nature of the business in which Com-Tec has been, is and will be engaged, are reasonable and necessary in order to protect the goodwill and other legitimate business interests of Com-Tec, and that any violation thereof would result in immediate and irreparable injury to Com-Tec and the Company. Restricted Parties, therefore, further acknowledge that, in the event they violate, or threaten to violate, any of the Restrictions, Com-Tec or the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which it may be entitled. If Restricted Parties violate any of the Restrictions, the applicable restricted period shall be tolled from the time of commencement of the violation until such time as the violation has been cured to the satisfaction of Com-Tec and the Company. If any Restrictions, or any part thereof, are determined in any Proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If the Restrictions should be adjudged unreasonable in any Proceeding, then the reviewing Governmental Body or other Person shall have the power to reform the Restrictions to the extent reasonably necessary to make the Restrictions valid and enforceable and, in the modified form, such provisions shall then be enforceable and shall be enforced.

4. MISCELLANEOUS.

(a) Notices. Any notices required or permitted by this Agreement shall be in writing and shall be sufficiently given if personally delivered, mailed by certified or registered mail, return receipt requested or sent by Federal Express (or other nationally recognized guaranteed and receipted next day delivery service) to the following addresses (or such other address as specified by written notice furnished in accordance with this Subsection):

If to the Company:	ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, TX 78247
Facsimile: (210) 495-5613
Attention: Sam Youngblood

with a copy to:

K&L Gates
111 Congress Avenue, Suite 900
Austin, Texas 78701
Facsimile: (512) 482-6859
Attention: D. Hull Youngblood, Jr.

If to the Restricted Parties:	c/o Corcoran Glass & Paint, Inc.
N100 Craftsmen Drive
Greenville, WI 54942
Facsimile: (920) 757-9902
Attn: Jeffrey E. Corcoran

with a copy to:

Metzler, Timm, Treleven & Hermes, S.C.
222 Cherry Street
Green Bay, WI 54301-4223
Facsimile: (920)435-8866
Attn: David J. Timm

Any such notice shall be deemed to have been given: (i) if delivered by messenger, on the day of delivery, if a Business Day and if not, on the first Business Day thereafter; (ii) if sent by courier or Federal Express (or other guaranteed and receipted delivery service), on the next Business Day; or (iii) if sent by mail, on the third Business Day after mailing.

(b) Assignability; Binding Effect; Third Parties.

(i) The rights and obligations of any Parties under this Agreement may not be assigned or delegated by any Parties without the prior written consent of the other Parties, except that the Company may assign and delegate any of its rights and obligations to any Subsidiary or Affiliate or any successor in a merger, sale of all or substantially all of its assets or other similar transaction. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(ii) Except as otherwise set forth in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies arising from this Agreement on any person other than the parties and their respective successors or assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Parties to a Parties, nor shall any provision of this Agreement give any third Parties a right of subrogation or action against any Parties.

(c) Waiver. There can be no waiver of any term, provision or condition of this Agreement which is not in writing signed by the Parties against whom the waiver is sought to be enforced. Waiver by any Parties of the default or breach of any provision of this Agreement by another shall not operate or be construed as a waiver of any subsequent default or breach.

(d) Severability. If any provision of this Agreement is held invalid or unenforceable by a court of final jurisdiction, it is the parties' intent that all other provisions of this Agreement shall remain fully valid, enforceable and binding on the parties.

(e) Further Assurances. The parties agree to take such further actions, including the execution and delivery of any documents, as may be required, necessary or desirable for the performance of this Agreement.

(f) Entire Agreement; Headings; Incorporation by Reference. This Agreement, together with the Purchase Agreement, Exhibits, Schedules, documents, and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise in this Agreement, this Agreement shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. All Exhibits, Schedules, documents, and instruments referred to in this Agreement are incorporated by reference for all purposes.

(g) Governing Law; Venue; Attorney's Fees.

(i) Any dispute between the parties relating to this Agreement shall be construed under and in accordance with the laws of the State of Texas applicable to contracts between residents of Texas that are to be wholly performed within such state, without regard to conflicts of law principles.

(ii) The parties agree that the United States District Court for the Western District of Texas, San Antonio Division, and the state courts within Bexar County, Texas shall have exclusive venue and jurisdiction of any litigation between the parties.

(iii) The prevailing Parties in any litigation shall be entitled to recover from the other Parties reasonable attorney and expert witness fees, all other expenses of litigation, and court costs incurred in the same, in addition to any other relief that may be awarded.

(h) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature shall be deemed an original.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first written above.

Company

ISI Controls, Ltd

By: Metroplex Controls Systems, Inc.
Its: Sole General Partner

By:
Sam Youngblood, CEO

Restricted Parties:

Jeffery E. Corcoran

Janell D. Corcoran

EXHIBIT D-1

Form of Company Certificate

D-1-1

COM-TEC SECURITY, LLC

COMPANY CERTIFICATE

The undersigned, Jeffrey E. Corcoran, Seller Representative of Com-Tec Security, LLC, a Wisconsin limited liability company (the "Company"), pursuant to Section 5.8(b) of the Unit Purchase Agreement (the “Agreement”) dated as of January 7, 2008, by, between and among Seller and ISI Controls, Ltd., a Texas limited partnership, HEREBY CERTIFIES AS FOLLOWS:

(i) the representations and warranties of the Company contained in the Agreement are true and correct in all material respects at and as of the Closing Date of the Agreement with the same effect as though those representations and warranties had been made again at and as of the Closing Date, except to the extent that certain of such representations and warranties are made as of or through a specified date (which representations and warranties must continue on the Closing Date to be true and correct in all material respect as of or through the specified date), and

(ii) the Company has performed and complied, in all material respects, with all obligations and covenants required by the Agreement to be performed or complied with by them on or prior to the Closing Date of the Agreement.

The capitalized terms not otherwise defined herein shall have the same meanings as in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 31st day of January, 2008.

COM-TEC SECURITY, LLC

By:
Jeffrey E. Corcoran
Seller Representative

D-1-2

EXHIBIT D-2

Form of Seller’s Certificate

D-2-1

COM-TEC SECURITY, LLC

SELLER’S CERTIFICATE

The undersigned owners and members of Com-Tec Security, LLC, a Wisconsin limited liability company (the “Company”), Jeffrey E. Corcoran and Janell D. Corcoran (collectively, “Seller”), pursuant to Section 5.8(b) and 5.8(c) of the Unit Purchase Agreement (the “Agreement”) dated as of January 7, 2008, by, between and among Seller and ISI Controls, Ltd., a Texas limited partnership, HEREBY CERTIFY AS FOLLOWS:

(i) the representations and warranties of Seller and the Company contained in the Agreement are true and correct in all material respects at and as of the Closing Date of the Agreement with the same effect as though those representations and warranties had been made again at and as of the Closing Date, except to the extent that certain of such representations and warranties are made as of or through a specified date (which representations and warranties must continue on the Closing Date to be true and correct in all material respect as of or through the specified date);

(ii) Seller and the Company has performed and complied, in all material respects, with all obligations and covenants required by the Agreement to be performed or complied with by them on or prior to the Closing Date of the Agreement; and

(iii) Seller has received the Cash Purchase Price from Purchaser.

The capitalized terms not otherwise defined herein shall have the same meanings as in the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 31st day of January, 2008.

SELLER:

Jeffrey E. Corcoran

Janell D. Corcoran

D-2-2

EXHIBIT E

Form of General Business Security Agreement (ISI Controls, Ltd.)

GENERAL BUSINESS SECURITY AGREEMENT

1.	SECURITY INTEREST

In consideration of the financial accommodation granted by JEFFREY E. CORCORAN and JANELL D. CORCORAN (together or separately, “Lender”) to ISI CONTROLS, LTD, a Texas limited partnership (the “Debtor”), the undersigned, grants to Lender, a security interest in all equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in the Debtor’s business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, now owned or hereafter acquired by Debtor, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods the sale of which gave rise to, and all proceeds and products of the foregoing ("Collateral"), wherever located to secure all debts, obligations and liabilities of the Debtor to Lender arising out of credit previously granted and credit contemporaneously granted by Lender to the Debtor ("Obligations").

2.	DEBTOR'S WARRANTIES

Debtor warrants that while any of the Obligations are unpaid:

A. Ownership. Debtor owns the Collateral, subject only to security interests identified in Section 8, and otherwise free of all encumbrances and security interests (except Lender's security interest). Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests (except as described herein), and no financing statement (other than those indicated in Section 8) is on file covering the Collateral or any of it. Debtor, acting alone, may grant a security interest in the Collateral.

B. Sale of goods or services rendered. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by Debtor or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which Debtor has genuine invoices, shipping documents or receipts.

C. Enforceability. Each account, contract right and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Debtor to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed his liability.

D. Due date. There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.

E. Financial condition of account debtor. As of this date Debtor has no notice or knowledge of anything which might impair the credit standing of any account debtor.

F. Valid incorporation. Debtor is duly organized, validly existing and in good standing under the laws of the state of incorporation.

G. Other agreements. Debtor is not in default under any agreement for the payment of money.

H. Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Debtor's articles of incorporation, by-laws, partnership agreement or any agreement or restriction to which Debtor is a party or is subject.

I. Accuracy of information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.

J. Addresses. The address of Debtor's place of business is shown opposite the Debtor’s signature. The address where the Collateral will be kept is at 3030 East Goodland Drive, Appleton, Wisconsin. Such locations shall not be changed without prior or written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

K. Change of name or address. Debtor shall immediately advise Lender in writing of any change in name or address.

L. Fixtures. If any of the Collateral is affixed to real estate, the legal description of the real estate set forth in each UCC Financing Statement signed by Debtor is true and correct.

3.	SALE AND COLLECTIONS

A. Sale of inventory. So long as no default exists under any of the Obligations or this Agreement, Debtor may (a) sell inventory in the ordinary course of Debtor's business for cash or on terms customary in the trade, at prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease inventory on terms customary in the trade.

B. Verification and notification. Lender may verify Collateral in any manner, and Debtor shall assist Lender in so doing. Upon default Lender may at any time and Debtor shall, upon request of Lender, notify the account debtors to make payment directly to Lender and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are so notified, Debtor as agent of Lender, shall make collections on the Collateral. Lender may at any time notify the bailee of any Collateral of Lender's security interest.

4.	DEBTOR'S COVENANTS

A. Maintenance of Collateral. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Lender's security interest and those indicated in Section 8); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release a Debtor from any of the Obligations.

B. Insurance. Debtor shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender from time to time, and shall furnish evidence of such insurance satisfactory to Lender. Subject to Lender’s priority as secured creditor of Debtor, Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to indorse in the name of Debtor any instruments for such proceeds or refunds and, at the option of Lender, to apply such proceeds and refunds to any unpaid balance of the Obligations; whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor. Lender is authorized, in the name of Debtor or otherwise, to make, adjust, and/or settle claims under any insurance on the Collateral, or cancel the same after the occurrence of an event of default.

C. Maintenance of security interest. Debtor shall pay all expenses and upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Lender's interest in it or rights under this Agreement.

D. Taxes and other charges. Pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.

E. Chattel paper. Lender may require that chattel paper constituting Collateral shall be on forms approved by Lender. Debtor shall promptly mark all chattel paper constituting Collateral, and all copies, to indicate conspicuously the Lender's interest and, upon request, deliver them to Lender.

F. United State contracts. If any accounts or contract rights constituting Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor will notify Lender and execute writings required by Lender in order that all money due or to become due under such contracts shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

G. Modifications. Without the prior written consent of Lender, Debtor shall not alter, modify, extend, renew or cancel any accounts or chattel paper constituting Collateral or any Collateral constituting part of the Debtor's borrowing base.

5.	RIGHTS OF LENDER

A. Authority to perform for Debtor. Upon the occurrence of an event of default or if Debtor fails to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in the Debtor's name or otherwise, to take any such action including without limitation signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by the Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

B. Power of attorney. Debtor irrevocably appoints Lender as Debtor's attorney, with power after an event of default to receive, open and dispose of all mail addressed to Debtor; to notify the Post Office authorities to change the address for delivery of all mail addressed to Debtor to such address as Lender may designate; and to endorse the name of Debtor upon any instruments which may come into Lender's possession. Debtor agrees that Obligations may be created by drafts drawn on Lender by shippers of inventory named in section 4. Debtor authorizes Lender to honor any such draft accompanied by invoices aggregating the amount of the draft and describing inventory to be shipped to Debtor and to pay any such invoices not accompanied by drafts. Debtor appoints any employee of Lender as Debtor's attorney, with full power to sign Debtor's name on any instrument evidencing an Obligation, or any renewals or extensions, or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time fixed by Lender and Debtor agrees, upon request of Lender, to execute any such instruments. This power of attorney to execute instruments may be revoked by Debtor only by written notice to Lender and no such revocation shall affect any instruments executed prior to the receipt of Lender of such notice. All acts of such attorney are ratified and approved and he is not liable for any act or omission or for any error of judgment or mistake of fact or law.

C. Non-liability of Lender. Lender has no duty to determine the validity of any invoice, the authority of any shipper named in section 4 to ship goods to Debtor or compliance with any order of Debtor. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtors release Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender's wilful misconduct.

6.	DEFAULT

Upon the occurrence of one or more of the following events of default:

Nonperformance. The Debtor fails to pay when due (and after notice) any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by the Debtor in this Agreement or in any evidence of or document relating to the Obligations; or

Inability to Perform. The Debtor or a surety or guarantor for any of the Obligations ceases to exist or becomes insolvent or the subject of bankruptcy or insolvency proceedings;

all of the Obligations shall, at the option of Lender and without notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any such Obligation. With respect to Lender’s rights and remedies:

A. Repossession. Lender may take possession of Collateral without notice or hearing, which Debtor waives;

B. Assembling collateral. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender;

C. Notice of disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

D. Expenses and application of proceeds. Debtors shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses of taking possession, holding, preparing for disposition and disposing of Collateral. After deduction of such expenses, Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; and

E. Waiver. Lender may permit a Debtor to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by a Debtor.

7.	INTERPRETATION

The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by the Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement may not be supplemented or modified except in writing.

8. EXCEPTIONS

The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation, to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by Debtor and affiliates of Debtor to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Debtor and affiliates of Debtor party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

DEBTOR:
ISI Controls, Ltd.
By: Metroplex Control Systems, Inc.
Its: Sole General Partner

By:

Sam Youngblood, CEO

Dated: January 31, 2008

Address:
12903 Delivery Drive
San Antonio, Texas 78247

[Signature Page to ISI Controls, Ltd. General Business Security Agreement]

EXHIBIT F

Form of General Business Security Agreement (ISI Security Group, Inc.)

GENERAL BUSINESS SECURITY AGREEMENT

1. SECURITY INTEREST

In consideration of the financial accommodation granted by JEFFREY E. CORCORAN and JANELL D. CORCORAN (together or separately, “Lender”) to ISI CONTROLS, LTD. (the “Borrower”), the undersigned, ISI SECURITY GROUP, INC. (“ISI Security”) grants to Lender, a security interest in all equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in the ISI Security’s business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, now owned or hereafter acquired by ISI Security, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods the sale of which gave rise to, and all proceeds and products of the foregoing ("Collateral"), wherever located to secure all debts, obligations and liabilities of the Borrower to Lender arising out of credit previously granted and credit contemporaneously granted by Lender to the Borrower ("Obligations").

2. ISI SECURITY 'S WARRANTIES

ISI Security warrants that while any of the Obligations are unpaid:

A. Ownership. ISI Security owns the Collateral, subject only to security interests identified in Section 8, and otherwise free of all encumbrances and security interests (except Lender's security interest). Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests (except as described herein), and no financing statement (other than those indicated in Section 8) is on file covering the Collateral or any of it. ISI Security, acting alone, may grant a security interest in the Collateral.

B. Sale of goods or services rendered. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by ISI Security or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which ISI Security has genuine invoices, shipping documents or receipts.

C. Enforceability. Each account, contract right and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by ISI Security to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed his liability.

D. Due date. There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.

E. Financial condition of account debtor. As of this date, ISI Security has no notice or knowledge of anything which might impair the credit standing of any account debtor.

F. Valid incorporation. ISI Security is duly organized, validly existing and in good standing under the laws of the state of incorporation.

G. Other agreements. ISI Security is not in default under any agreement for the payment of money.

H. Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of ISI Security's articles of incorporation, by-laws, partnership agreement or any agreement or restriction to which ISI Security is a party or is subject.

I. Accuracy of information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.

J. Addresses. The address of ISI Security's place of business is shown opposite the Corporation’s signature. The address where the Collateral will be kept is 3030 East Goodland Drive, Appleton, Wisconsin. Such locations shall not be changed without prior or written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

K. Change of name or address. ISI Security shall immediately advise Lender in writing of any change in name or address.

L. Fixtures. If any of the Collateral is affixed to real estate, the legal description of the real estate set forth in each UCC Financing Statement signed by ISI Security is true and correct.

3. SALE AND COLLECTIONS

A. Sale of inventory. So long as no default exists under any of the Obligations or this Agreement, ISI Security may (a) sell inventory in the ordinary course of ISI Security's business for cash or on terms customary in the trade, at prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease inventory on terms customary in the trade.

B. Verification and notification. Lender may verify Collateral in any manner, and ISI Security shall assist Lender in so doing. Upon default Lender may at any time and ISI Security shall, upon request of Lender, notify the account debtors to make payment directly to Lender and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are so notified, ISI Security as agent of Lender, shall make collections on the Collateral. Lender may at any time notify the bailee of any Collateral of Lender's security interest.

4. ISI SECURITY'S COVENANTS

A. Maintenance of Collateral. ISI Security shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Lender's security interest and those indicated in Section 8); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release the Borrower from any of the Obligations.

B. Insurance. ISI Security shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender from time to time, and shall furnish evidence of such insurance satisfactory to Lender. Subject to Lender’s priority as secured creditor of ISI Security, ISI Security assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to indorse in the name of ISI Security any instruments for such proceeds or refunds and, at the option of Lender, to apply such proceeds and refunds to any unpaid balance of the Obligations; whether or not due, and/or to restoration of the Collateral, returning any excess to ISI Security. Lender is authorized, in the name of ISI Security or otherwise, to make, adjust, and/or settle claims under any insurance on the Collateral, or cancel the same after the occurrence of an event of default.

C. Maintenance of security interest. ISI Security shall pay all expenses and upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Lender's interest in it or rights under this Agreement.

D. Taxes and other charges. Pay and discharge all lawful taxes, assessments and government charges upon ISI Security or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by ISI Security.

E. Chattel paper. Lender may require that chattel paper constituting Collateral shall be on forms approved by Lender. ISI Security shall promptly mark all chattel paper constituting Collateral, and all copies, to indicate conspicuously the Lender's interest and, upon request, deliver them to Lender.

F. United State contracts. If any accounts or contract rights constituting Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, ISI Security will notify Lender and execute writings required by Lender in order that all money due or to become due under such contracts shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

G. Modifications. Without the prior written consent of Lender, ISI Security shall not alter, modify, extend, renew or cancel any accounts or chattel paper constituting Collateral or any Collateral constituting part of the ISI Security's borrowing base.

5. RIGHTS OF LENDER

A. Authority to perform for ISI Security. Upon the occurrence of an event of default or if ISI Security fails to perform any of ISI Security's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in the ISI Security's name or otherwise, to take any such action including without limitation signing ISI Security's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by the ISI Security upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

B. Power of attorney. ISI Security irrevocably appoints Lender as ISI Security's attorney, with power after an event of default to receive, open and dispose of all mail addressed to ISI Security; to notify the Post Office authorities to change the address for delivery of all mail addressed to ISI Security to such address as Lender may designate; and to endorse the name of ISI Security upon any instruments which may come into Lender's possession. ISI Security agrees that Obligations may be created by drafts drawn on Lender by shippers of inventory named in section 4. ISI Security authorizes Lender to honor any such draft accompanied by invoices aggregating the amount of the draft and describing inventory to be shipped to ISI Security and to pay any such invoices not accompanied by drafts. ISI Security appoints any employee of Lender as ISI Security's attorney, with full power to sign ISI Security's name on any instrument evidencing an Obligation, or any renewals or extensions, or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time fixed by Lender and ISI Security agrees, upon request of Lender, to execute any such instruments. This power of attorney to execute instruments may be revoked by ISI Security only by written notice to Lender and no such revocation shall affect any instruments executed prior to the receipt of Lender of such notice. All acts of such attorney are ratified and approved and he is not liable for any act or omission or for any error of judgment or mistake of fact or law.

C. Non-liability of Lender. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. ISI Security’s releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender's willful misconduct.

6. DEFAULT

Upon the occurrence of one or more of the following events of default:

Nonperformance. The Borrower fails to pay when due (and after notice) any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by the Borrower in any evidence of or document relating to the Obligations; or

Inability to Perform. The Borrower or a surety or guarantor for any of the Obligations ceases to exist or becomes insolvent or the subject of bankruptcy or insolvency proceedings;

all of the Obligations shall, at the option of Lender and without notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any such Obligation. With respect to Lender’s rights and remedies:

A. Repossession. Lender may take possession of Collateral without notice or hearing, which ISI Security waives;

B. Assembling collateral. Lender may require ISI Security to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender;

C. Notice of disposition. Written notice, when required by law, sent to any address of ISI Security in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

D. Expenses and application of proceeds. ISI Security shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses of taking possession, holding, preparing for disposition and disposing of Collateral. After deduction of such expenses, Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; and

E. Waiver. Lender may permit ISI Security to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by ISI Security.

7. INTERPRETATION

The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by the ISI Security and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement may not be supplemented or modified except in writing.

8. EXCEPTIONS

The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation, to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by ISI Security and affiliates of ISI Security to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, ISI Security and affiliates of ISI Security party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

ISI SECURITY GROUP, INC.

By:

Sam Youngblood, CEO

Dated: January 31, 2008

Address:
12903 Delivery Drive
San Antonio, TX 78247

EXHIBIT G

Form of General Business Security Agreement (Argyle Security, Inc.)

GENERAL BUSINESS SECURITY AGREEMENT

1.	SECURITY INTEREST

In consideration of the financial accommodation granted by JEFFREY E. CORCORAN and JANELL D. CORCORAN (together or separately, “Lender”) to ISI Controls, Ltd. (the “Borrower”), the undersigned, ARGYLE SECURITY, INC. (“Argyle”) grants to Lender, a security interest in all equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in the Argyle’s business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, now owned or hereafter acquired by Argyle, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods the sale of which gave rise to, and all proceeds and products of the foregoing ("Collateral"), wherever located to secure all debts, obligations and liabilities of the Borrower to Lender arising out of credit previously granted and credit contemporaneously granted by Lender to the Borrower ("Obligations"). The capital stock of ISI Security Group, Inc., a Delaware corporation, owned now or hereafter by Argyle, is specifically excluded from the definition of “Collateral” and no lien, security interest or other encumbrance of any nature is imposed upon such capital stock by the Borrower.

2.	ARGYLE 'S WARRANTIES

Argyle warrants that while any of the Obligations are unpaid:

A. Ownership. Argyle owns the Collateral, subject only to security interests identified in Section 8, and otherwise free of all encumbrances and security interests (except Lender's security interest). Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests (except as described herein), and no financing statement (other than those indicated in Section 8) is on file covering the Collateral or any of it. Argyle, acting alone, may grant a security interest in the Collateral.

B. Sale of goods or services rendered. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by Argyle or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which Argyle has genuine invoices, shipping documents or receipts.

C. Enforceability. Each account, contract right and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Argyle to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed his liability.

D. Due date. There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.

E. Financial condition of account debtor. As of this date Argyle has no notice or knowledge of anything which might impair the credit standing of any account debtor.

F. Valid incorporation. Argyle is duly organized, validly existing and in good standing under the laws of the state of incorporation.

G. Other agreements. Argyle is not in default under any agreement for the payment of money.

H. Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Argyle's articles of incorporation, by-laws, partnership agreement or any agreement or restriction to which Argyle is a party or is subject.

I. Accuracy of information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.

J. Addresses. The address of Argyle's place of business is shown opposite the Corporation’s signature. The address where the Collateral will be kept is 3030 East Goodland Drive, Appleton, Wisconsin. Such locations shall not be changed without prior or written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

K. Change of name or address. Argyle shall immediately advise Lender in writing of any change in name or address.

L. Fixtures. If any of the Collateral is affixed to real estate, the legal description of the real estate set forth in each UCC Financing Statement signed by Argyle is true and correct.

3.	SALE AND COLLECTIONS

A. Sale of inventory. So long as no default exists under any of the Obligations or this Agreement, Argyle may (a) sell inventory in the ordinary course of Argyle's business for cash or on terms customary in the trade, at prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease inventory on terms customary in the trade.

B. Verification and notification. Lender may verify Collateral in any manner, and Argyle shall assist Lender in so doing. Upon default Lender may at any time and Argyle shall, upon request of Lender, notify the account debtors to make payment directly to Lender and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors. Until account debtors are so notified, Argyle as agent of Lender, shall make collections on the Collateral. Lender may at any time notify the bailee of any Collateral of Lender's security interest.

4.	ARGYLE'S COVENANTS

A. Maintenance of Collateral. Argyle shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Lender's security interest and those indicated in Section 8); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release the Borrower from any of the Obligations.

B. Insurance. Argyle shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender from time to time, and shall furnish evidence of such insurance satisfactory to Lender. Subject to Lender’s priority as secured creditor of Argyle, Argyle assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to indorse in the name of Argyle any instruments for such proceeds or refunds and, at the option of Lender, to apply such proceeds and refunds to any unpaid balance of the Obligations; whether or not due, and/or to restoration of the Collateral, returning any excess to Argyle. Lender is authorized, in the name of Argyle or otherwise, to make, adjust, and/or settle claims under any insurance on the Collateral, or cancel the same after the occurrence of an event of default.

C. Maintenance of security interest. Argyle shall pay all expenses and upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Lender's interest in it or rights under this Agreement.

D. Taxes and other charges. Pay and discharge all lawful taxes, assessments and government charges upon Argyle or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Argyle.

E. Chattel paper. Lender may require that chattel paper constituting Collateral shall be on forms approved by Lender. Argyle shall promptly mark all chattel paper constituting Collateral, and all copies, to indicate conspicuously the Lender's interest and, upon request, deliver them to Lender.

F. United State contracts. If any accounts or contract rights constituting Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Argyle will notify Lender and execute writings required by Lender in order that all money due or to become due under such contracts shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

G. Modifications. Without the prior written consent of Lender, Argyle shall not alter, modify, extend, renew or cancel any accounts or chattel paper constituting Collateral or any Collateral constituting part of the Argyle's borrowing base.

5.	RIGHTS OF LENDER

A. Authority to perform for Argyle. Upon the occurrence of an event of default or if Argyle fails to perform any of Argyle's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in the Argyle's name or otherwise, to take any such action including without limitation signing Argyle's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by the Argyle upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

B. Power of attorney. Argyle irrevocably appoints Lender as Argyle's attorney, with power after an event of default to receive, open and dispose of all mail addressed to Argyle; to notify the Post Office authorities to change the address for delivery of all mail addressed to Argyle to such address as Lender may designate; and to endorse the name of Argyle upon any instruments which may come into Lender's possession. Argyle agrees that Obligations may be created by drafts drawn on Lender by shippers of inventory named in section 4. Argyle authorizes Lender to honor any such draft accompanied by invoices aggregating the amount of the draft and describing inventory to be shipped to Argyle and to pay any such invoices not accompanied by drafts. Argyle appoints any employee of Lender as Argyle's attorney, with full power to sign Argyle's name on any instrument evidencing an Obligation, or any renewals or extensions, or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time or the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall bear interest at the rate from time to time fixed by Lender and Argyle agrees, upon request of Lender, to execute any such instruments. This power of attorney to execute instruments may be revoked by Argyle only by written notice to Lender and no such revocation shall affect any instruments executed prior to the receipt of Lender of such notice. All acts of such attorney are ratified and approved and he is not liable for any act or omission or for any error of judgment or mistake of fact or law.

C. Non-liability of Lender. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Argyles releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender's willful misconduct.

6.	DEFAULT

Upon the occurrence of one or more of the following events of default:

Nonperformance. The Borrower fails to pay when due (and after notice) any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by the Borrower in any evidence of or document relating to the Obligations; or

Inability to Perform. The Borrower or a surety or guarantor for any of the Obligations ceases to exist or becomes insolvent or the subject of bankruptcy or insolvency proceedings;

all of the Obligations shall, at the option of Lender and without notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any such Obligation. With respect to Lender’s rights and remedies:

A. Repossession. Lender may take possession of Collateral without notice or hearing, which Argyle waives;

B. Assembling collateral. Lender may require Argyle to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender;

C. Notice of disposition. Written notice, when required by law, sent to any address of Argyle in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

D. Expenses and application of proceeds. Argyles shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses of taking possession, holding, preparing for disposition and disposing of Collateral. After deduction of such expenses, Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; and

E. Waiver. Lender may permit Argyle to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Argyle.

7.	INTERPRETATION

The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by the Argyle and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement may not be supplemented or modified except in writing.

8.	EXCEPTIONS

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by Argyle and affiliates of Argyle to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Argyle and affiliates of Argyle party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

ARGYLE SECURITY, INC.

By:____________________________
Name: Don Neville
Its: Chief Financial Officer
Dated: January 31, 2008

Address:
200 Concord Plaza
San Antonio, Texas 78216

[Signature Page to Argyle Security, Inc. General Business Security Agreement]

EXHIBIT H

Form of ISI Guaranty

GUARANTY

THIS GUARANTY OF PROMISSORY NOTE (this “Guaranty”), made as of the 31st day of January, 2008 (the “Effective Date”), by ISI Security Group, Inc., a Delaware corporation (“Guarantor”), to and for the benefit of JEFFREY CORCORAN and JANELL CORCORAN (collectively referred to herein as “Payee”).

RECITALS

A. On even date herewith, ISI Controls, Ltd., a Texas limited partnership (“Borrower”), has issued to Payee a promissory note in the original principal amount of $3,515,000 (the “Note”);

B. Guarantor has agreed to guarantee the payment of the Note; and

C. Guarantor is an affiliate of Borrower and has a financial interest in inducing Payee to accept the Note from Borrower, and Guarantor having such interest has agreed to execute and deliver this Guaranty;

1. Definitions. Terms defined in the Note and not otherwise defined in this Guaranty shall have the meanings given those terms in the Note when used herein and such definitions are incorporated herein as though set forth in full.

2. Guaranty. In order to induce Payee to accept the Note, Guarantor hereby unconditionally and irrevocably guarantees to Payee the full and punctual payment of the Note, together with any and all interest and expenses (including attorney’s fees) allowed under any applicable federal, state or local law (collectively, the “Guaranteed Obligations”).

3. Continuing Guaranty. This Guaranty is irrevocable and continuing in nature and relates to the Note, and Guarantor is jointly and severally liable with Borrower and all other guarantors for such obligation. This Guaranty is a guaranty of prompt payment and performance and is not merely a guaranty of collection. This Guaranty is in full force and effect on the date hereof and shall continue until the Note has been paid or satisfied in full at which time Payee shall terminate this Guaranty by marking it cancelled and returning it to Guarantor.

4. Security. This Guaranty is not secured by any security agreement, deed of trust or mortgage.

5. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Borrower), except to the extent expressly provided in the same; (b) grace, demand, presentment, and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of or as to grace, demand, presentment and protest, except to the extent expressly provided in the applicable document; (d) notice of or any right to consent or object to the amendment or modification of any of the instruments, agreements and documents executed in connection with the Guaranteed Obligations; (e) filing of suit and diligence by Payee in collection or enforcement of the Guaranteed Obligations; and (f) any other notice regarding the Guaranteed Obligations, except to the extent expressly provided in the same.

6. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other documents or agreements between Borrower, Payee, or Guarantor, but each and every term and condition hereof shall be in addition thereto.

7. Consents. Guarantor consents and agrees that Payee, at any time and from time to time, without notice or demand, without incurring any responsibility to Guarantor, and without impairing, reducing, modifying, amending, releasing or discharging the obligations of Guarantor, may take any of the following actions or take no action in connection with Borrower, including without limitation:

(a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Note or any part thereof;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Note or any part thereof, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to the Note;

(d) accept partial payments on the Note;

(e) receive and hold additional security or guaranties for the Note or any part thereof;

(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Payee in its sole and absolute discretion may determine;

(g) release any Person from any personal liability with respect to the Note or any part thereof;

(h) settle, release on terms satisfactory to Payee or by operation of applicable laws or otherwise liquidate or enforce the Note and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Note, and any such merger, change, restructuring or termination shall not affect the liability of Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Note.

8. Representations, Warranties and Covenants. Guarantor hereby makes the following representations, warranties and covenants which survive the execution and delivery of this Guaranty:

(a) Guarantor has the power and/or legal right to own Guarantor’s assets and to enter into and perform the provisions of this Guaranty.

(b) The execution, delivery and performance of this Guaranty by Guarantor does not contravene (i) any existing law or any legal order applicable to, or license or permit granted to Guarantor, or (ii) any agreement or instrument to which Guarantor is a party or to which Guarantor or any of Guarantor’s assets is subject.

(c) Guarantor (i) is not, and will not as a result of performing this Guaranty be rendered, insolvent, and (ii) does not intend to incur, or believe Guarantor is incurring, obligations beyond Guarantor’s ability to pay.

(d) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

(e) No governmental approval is required for the due execution, delivery and performance of this Guaranty and there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(f) Guarantor is financially interested in Borrower and will receive material economic benefits as a result of the Note provided to Payee. Guarantor is entering into this Guaranty as a material inducement to Payee to accept the Note.

9. LIMITATION ON INTEREST. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST PAYABLE, CONTRACTED FOR, CHARGED OR RECEIVED UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE NOTE GUARANTIED HEREUNDER, FROM TIME TO TIME OR FOR WHATEVER REASON, EXCEED THE MAXIMUM RATE OR AMOUNT, IF ANY, SPECIFIED BY APPLICABLE LAW.

10. Miscellaneous.

(a) Costs and Expenses. Guarantor shall pay to Payee all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Payee in the preservation of enforcement of Payee’s rights and remedies hereunder.

(b) Amendment. Neither this Guaranty nor any provision hereof may be amended, altered, modified, changed, waived, discharged or terminated, except by an instrument in writing signed by Payee.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Any proceeding brought to enforce this Agreement or any document delivered in connection herewith shall be brought in state or federal court located in Brown County, Wisconsin, and all parties waive any objections to venue in Brown County, Wisconsin.

(d) Notices. All notices and other communications hereunder shall be given in the manner set forth in the Note to the parties at their respective addresses set forth below, as the same may be changed by written notice to the other party.

(e) Assignment, Binding Effect, Benefit of Agreement. This Guaranty and the duties and obligations of Guarantor hereunder, together with Payee's rights and privileges under the Note, (A) shall be fully assignable, in whole or in part, and transferable by Payee; (B) may not be delegated or transferred by Guarantor without the prior written consent of Payee, which consent shall not be unreasonably withheld; and (C) shall inure to the benefit of, and be enforceable by, Payee and its successors and assigns and the duties and obligations of Guarantor shall bind Guarantor and Guarantor's successors and permitted assigns.

(f) Severability. Whenever possible this Guaranty and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In addition, any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

11. ACKNOWLEDGEMENT. GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT GUARANTOR MAKES ALL OF THE WAIVERS, AGREEMENTS AND CONSENTS ("WAIVERS") SET FORTH IN THIS GUARANTY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH GUARANTOR’S COUNSEL; GUARANTOR FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO PAYEE’S ACCEPTANCE OF THE NOTE. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE TO EVALUATE THE RISKS OF THIS GUARANTY. IF ANY OF THE WAIVERS HEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

12. SUBORDINATION The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation, to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by Guarantor and affiliates of Guarantor to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Guarantor and affiliates of Guarantor party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTED AND DELIVERED THIS AGREEMENT AS OF THE EFFECTIVE DATE.

GUARANTOR:	PAYEE:

ISI Security Group, Inc.
A Delaware corporation	JEFFREY E. CORCORAN

By:
Name: Sam Youngblood	JANELL D. CORCORAN
Its: CEO

GUARANTOR'S ADDRESS	PAYEE’S ADDRESS
12903 DELIVERY DRIVE	N100 CRAFTSMEN DRIVE
SAN ANTONIO, TX 78247	GREENVILLE, WI 54942
ATTENTION: SAM YOUNGBLOOD	ATTENTION: JEFF CORCORAN

[Signature Page to Guaranty of ISI Security Group, Inc.]

EXHIBIT I

Form of Argyle Guaranty

GUARANTY
OF
ARGYLE SECURITY, INC.

THIS GUARANTY OF PROMISSORY NOTE (this “Guaranty”), made as of the 31st day of January, 2008 (the “Effective Date”), by Argyle Security, Inc., a Delaware corporation (“Guarantor”), to and for the benefit of Jeffery Corcoran and Janell Corcoran (collectively referred to herein as “Payee”).

RECITALS

A. On even date herewith, ISI Controls, Ltd., a Texas limited partnership (“Borrower”), has issued to Payee a promissory note in the original principal amount of $3,515,000 (the “Note”);

B. Guarantor has agreed to guarantee the payment of the Note; and

C. Guarantor is an affiliate of Borrower and has a financial interest in inducing Payee to accept the Note from Borrower, and Guarantor having such interest has agreed to execute and deliver this Guaranty;

1. Definitions. Terms defined in the Note and not otherwise defined in this Guaranty shall have the meanings given those terms in the Note when used herein and such definitions are incorporated herein as though set forth in full.

2. Guaranty. In order to induce Payee to accept the Note, Guarantor hereby unconditionally and irrevocably guarantees to Payee the full and punctual payment of the Note, together with any and all interest and expenses (including attorney’s fees) allowed under any applicable federal, state or local law (collectively, the “Guaranteed Obligations”).

3. Continuing Guaranty. This Guaranty is irrevocable and continuing in nature and relates to the Note, and Guarantor is jointly and severally liable with Borrower for such obligation. This Guaranty is a guaranty of prompt payment and performance and is not merely a guaranty of collection. This Guaranty is in full force and effect on the date hereof and shall continue until the Note has been paid or satisfied in full at which time Payee shall terminate this Guaranty by marking it cancelled and returning it to Guarantor.

4. Security. This Guaranty is secured by a security agreement of even date herewith.

5. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Borrower), except to the extent expressly provided in the same; (b) grace, demand, presentment, and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of or as to grace, demand, presentment and protest, except to the extent expressly provided in the applicable document; (d) notice of or any right to consent or object to the amendment or modification of any of the instruments, agreements and documents executed in connection with the Guaranteed Obligations; (e) filing of suit and diligence by Payee in collection or enforcement of the Guaranteed Obligations; and (f) any other notice regarding the Guaranteed Obligations, except to the extent expressly provided in the same.

6. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other documents or agreements between Borrower, Payee, or Guarantor, but each and every term and condition hereof shall be in addition thereto.

7. Consents. Guarantor consents and agrees that Payee, at any time and from time to time, without notice or demand, without incurring any responsibility to Guarantor, and without impairing, reducing, modifying, amending, releasing or discharging the obligations of Guarantor, may take any of the following actions or take no action in connection with Borrower, including without limitation:

(a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Note or any part thereof;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Note or any part thereof, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to the Note;

(d) accept partial payments on the Note;

(e) receive and hold additional security or guaranties for the Note or any part thereof;

(f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Payee in its sole and absolute discretion may determine;

(g) release any Person from any personal liability with respect to the Note or any part thereof;

(h) settle, release on terms satisfactory to Payee or by operation of applicable laws or otherwise liquidate or enforce the Note and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower or any other Person, and correspondingly restructure the Note, and any such merger, change, restructuring or termination shall not affect the liability of Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Note.

8. Representations, Warranties and Covenants. Guarantor hereby makes the following representations, warranties and covenants which survive the execution and delivery of this Guaranty:

(a) Guarantor has the power and/or legal right to own Guarantor’s assets and to enter into and perform the provisions of this Guaranty.

(b) The execution, delivery and performance of this Guaranty by Guarantor does not contravene (i) any existing law or any legal order applicable to, or license or permit granted to Guarantor, or (ii) any agreement or instrument to which Guarantor is a party or to which Guarantor or any of Guarantor’s assets is subject.

(c) Guarantor (i) is not, and will not as a result of performing this Guaranty be rendered, insolvent, and (ii) does not intend to incur, or believe Guarantor is incurring, obligations beyond Guarantor’s ability to pay.

(d) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

(e) No governmental approval is required for the due execution, delivery and performance of this Guaranty and there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(f) Guarantor is financially interested in Borrower and will receive material economic benefits as a result of the Note provided to Payee. Guarantor is entering into this Guaranty as a material inducement to Payee to accept the Note.

9. LIMITATION ON INTEREST. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST PAYABLE, CONTRACTED FOR, CHARGED OR RECEIVED UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE NOTE GUARANTIED HEREUNDER, FROM TIME TO TIME OR FOR WHATEVER REASON, EXCEED THE MAXIMUM RATE OR AMOUNT, IF ANY, SPECIFIED BY APPLICABLE LAW.

10. Miscellaneous.

(a) Costs and Expenses. Guarantor shall pay to Payee all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Payee in the preservation of enforcement of Payee’s rights and remedies hereunder.

(b) Amendment. Neither this Guaranty nor any provision hereof may be amended, altered, modified, changed, waived, discharged or terminated, except by an instrument in writing signed by Payee.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Any proceeding brought to enforce this Agreement or any document delivered in connection herewith shall be brought in state or federal court located in Brown County, Wisconsin, and all parties waive any objections to venue in Brown County, Wisconsin.

(d) Notices. All notices and other communications hereunder shall be given in the manner set forth in the Note to the parties at their respective addresses set forth below, as the same may be changed by written notice to the other party.

(e) Assignment, Binding Effect, Benefit of Agreement. This Guaranty and the duties and obligations of Guarantor hereunder, together with Payee's rights and privileges under the Note, (A) shall be fully assignable, in whole or in part, and transferable by Payee; (B) may not be delegated or transferred by Guarantor without the prior written consent of Payee, which consent shall not be unreasonably withheld; and (C) shall inure to the benefit of, and be enforceable by, Payee and its successors and assigns and the duties and obligations of Guarantor shall bind Guarantor and Guarantor's successors and permitted assigns.

(f) Severability. Whenever possible this Guaranty and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In addition, any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

11. ACKNOWLEDGEMENT. GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT GUARANTOR MAKES ALL OF THE WAIVERS, AGREEMENTS AND CONSENTS ("WAIVERS") SET FORTH IN THIS GUARANTY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH GUARANTOR’S COUNSEL; GUARANTOR FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO PAYEE’S ACCEPTANCE OF THE NOTE. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE TO EVALUATE THE RISKS OF THIS GUARANTY. IF ANY OF THE WAIVERS HEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTED AND DELIVERED THIS AGREEMENT AS OF THE EFFECTIVE DATE.

GUARANTOR:	PAYEE:

Argyle Security, Inc.	__________________________________________
Jeffrey E. Corcoran

By:_________________________________
Name: Don Neville	___________________________________________
Its: Chief Financial Officer	Janell D. Corcoran

GUARANTOR'S ADDRESS	PAYEE’S ADDRESS
200 CONCORD PLAZA, STE 700	N100 CRAFTSMEN DRIVE
SAN ANTONIO, TX 78216	GREENVILLE, WI 54942
ATTENTION: DON NEVILLE	ATTENTION: JEFF CORCORAN

[Signature Page to Guaranty of Argyle Security, Inc.]

EXHIBIT J

Lease Agreement

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), is made and entered into this 1st day of February, 2008, by and between J.J.C. VALLEY PROPERTIES, LLC, (the “Lessor”), and ISI CONTROLS, LTD. (the “Lessee”).

WITNESSETH:

IN CONSIDERATION of the rents and agreements of Lessee herein, Lessor hereby leases to Lessee the following-described premises situated at 3030 East Goodland Drive, City of Appleton, Outagamie County, Wisconsin (hereinafter referred to as the “Premises”), on and subject to the terms, conditions and provisions herein contained.

1. Term. To have and to hold the Premises to Lessee for a term of five (5) years, commencing on February 1, 2008 (the “Commencement Date”) and ending at midnight on January 31, 2013 (the “Initial Term”).

2. Option to Extend Lease Term. Provided that Lessee is not in default with respect to any term or condition of this Lease, Lessee shall have the option to extend the Lease for two (2) additional five (5)-year terms, provided notice in writing shall be given to Lessor at least one hundred eighty (180) days prior to the end of the initial term of the Lease or any extended term thereof. The rental for the extension period shall be as provided below.

3. Rent. Lessee agrees to pay to Lessor, as rent during the Initial Term of this Lease and the first renewal term, the sum of Fourteen Thousand Dollars ($14,000.00) per month (“Base Rent”), commencing on the Commencement Date and on the 1st day of each calendar month thereafter. Notwithstanding anything contained in the preceding sentence, unless and until Lessee defaults beyond any applicable notice and cure periods, with respect to any covenant or obligation set forth in this Lease or in the Business Note (the “Note”), executed on even date herewith by and between Lessee and Lessor, Lessee’s obligation to pay rent from the Commencement Date up through and including January 31, 2010, shall abate (the “Rental Abatement Period”).

In the event that Lessee defaults, with respect to any covenant or obligation set forth in this Lease or in the Note during the Rental Abatement Period, which such default is not cured within fourteen (14) days of Lessor’s written notice to Lessee (the “Notice Period”), then this Lease shall terminate on the last day of the Notice Period and all Base Rent that would have been due to Lessor from Lessee during the Rental Abatement Period shall be immediately due and payable.

In the event that Lessee defaults with respect to any covenant or obligation set forth in the Note during the Rental Abatement Period and such default is cured during the Notice Period, then this Lease will not terminate, but the rental abatement shall be revoked retroactive to the Commencement Date. Thereafter, Lessee’s Base Rent shall be increased to an amount equal to the total of Lessee’s Base Rent that would have been due during the Rental Abatement Period but for the abatement of such Base Rent, plus the total of all Base Rent due throughout the balance of the Initial Term of this Lease divided by the number of months remaining in the Initial Term of this Lease. Said increased Base Rent shall be due and payable on the first day of the first month immediately after the end of the Notice Period, during which Lessee’s default was cured, and, thereafter, on the first day of each month thereafter throughout the balance of the Initial Term. During the first renewal term, however, Lessee’s Base Rent shall be reduced to Fourteen Thousand Dollars ($14,000.00) per month payable on the first day of the first month of the first renewal term and on the same day of each successive month thereafter.

In the event that Lessee shall exercise Lessee’s option to renew this Lease for a second renewal term, then Lessee’s monthly rental obligation, throughout the entire second renewal term, shall be equal to ninety-five percent (95%) of the prevailing market rate for commercial premises of like kind construction, design, use, and location (the “Prevailing Market Rate”). For purposes of this Lease, the Prevailing Market Rate shall be determined, as of the first day of the second renewal term, by the written mutual agreement of Lessor and Lessee. In the event that Lessee and Lessor have not mutually agreed as to the Prevailing Market Rate by a date that is forty-five (45) days prior to the first day of the second renewal term, then Lessor shall, at Lessor’s expense, obtain an independent written determination of the Prevailing Market Rate from a qualified commercial real estate broker familiar with the Premises and commercial real estate, in general, in Outagamie County, Wisconsin. Lessee shall also, at Lessee’s expense, obtain an independent written determination of the Prevailing Market Rate from a qualified commercial real estate broker familiar with the Premises and commercial real estate, in general, in Outagamie County, Wisconsin. If the two (2) opinions are within ten percent (10%) of each other, determined according to ten percent (10%) of the higher of the two (2) opinions, then the Prevailing Market Rate shall be equal to the average of the two (2) opinions. If the two (2) opinions are not within ten percent (10%) of each other, determined according to ten percent (10%) of the higher of the two (2) opinions, and Lessor and Lessee are still unable to agree as to the Prevailing Market Rate, then the two (2) commercial real estate brokers shall appoint a third qualified commercial real estate broker familiar with the Premises and commercial real estate, in general, in Outagamie County, Wisconsin, the expense of which shall be divided equally between Lessor and Lessee, and the opinion of the third commercial real estate broker shall be the Prevailing Market Rate.

Notwithstanding anything contained in this Section 3 to the contrary, for any month during the second renewal term during which Lessee’s Base Rent is in dispute and subject to the dispute resolution process set forth above, Lessee’s monthly rental obligation shall be Fourteen Thousand Dollars ($14,000.00) subject to adjustment, upward or downward, upon the determination of Lessee’s Base Rent due and owing throughout the second renewal term. Any such adjustment shall be made to the first and, if necessary, second Base Rent payments due immediately after the final second renewal term Base Rent determination.

4. Charge for Late Rent. Any rent not timely paid by or on the fourteenth (14th) day of any calendar month shall accrue a late charge of one and one-half percent (1-1/2%) for each month, or portion thereof, that such rent remains unpaid.

5. Security Deposit. Upon the execution of this Lease, Lessee shall pay a security deposit of Fourteen Thousand Dollars ($14,000.00) to be held by Lessor to secure Lessee’s performance of Lessee’s obligations and protect Lessor’s rights under this Lease, which sum shall be refunded to Tenant within ten (10) days of the expiration of this Lease.

6. Use and Care of Premises. The Premises may be used for any lawful purpose and shall be kept in a clean and safe condition in accordance with local ordinances and lawful direction of proper authorities.

7. Structural Alterations or Additions. No structural alterations or additions shall be made by Lessee during the term of this Lease, in or to the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any alterations or additions to be made shall comply with appropriate building code and zoning ordinances. All additions or alterations as made shall, at the option of Lessor, become part of the Premises and property of Lessor or, upon termination of the Lease, Lessor may demand that Lessee remove the same and restore the Premises to a substantially similar condition they were in prior to Lessee’s occupancy, reasonable wear and tear, and damage caused by casualty, excepted. However, once Lessor agrees that an alteration shall become part f the Premises and the property of Lessor, Lessee shall have no obligation to remove said alteration.

8. Utilities and Services. Lessee shall pay all utility and service charges, including but not limited to, gas, water, heat, air-conditioning or electricity charges, used in the Premises, as the same shall become due.

9. Taxes. Lessee shall, during the term of this Lease, pay all real estate taxes levied in respect of the Premises, or any part thereof, whether assessed against Lessor or against Lessee. Lessee shall pay to Lessor, as additional rent, an amount equal to one-twelfth (1/12th) of the real estate taxes levied in respect of the Premises. Said amount shall be calculated on the basis of the prior year’s real estate taxes and shall be payable, in advance, with each of Lessee’s monthly rental payments.

If the total of Lessee’s additional rent payments, relative to real estate taxes with respect to any tax year, is less than the actual amount of the Premises’ real estate taxes, then Lessee shall pay, within thirty (30) days of Lessee’s receipt of Lessor’s written demand, the difference between the total of Lessee’s additional rent payments, for the applicable year, and the actual real estate taxes due and owing with respect to the Premises.

If the total of Lessee’s additional rent payments, relative to real estate taxes with respect to any tax year, exceeds the actual amount of the Premises’ real estate taxes, then the excess shall be credited against Lessee’s obligation to pay real estate taxes for the Premises for the following year, or in the event this Lease has terminated, Lessor shall promptly refund such overpayment amount to Tenant.

In the event any special assessments, including specifically, but not exclusively, curb, gutter, paving, etc., are levied against the Premises and are not caused specifically by the actions of Lessee, then Lessor shall be responsible for the payment of said special assessments in full when levied or, if an alternative installment payment is available, at Lessor’s option, Lessor shall pay said special assessments over the installment periods.

The foregoing notwithstanding, to the extent that any structural alterations or additions are made to the Premises which increase the value of the Premises for purposes of real estate taxes or result in a special assessment being levied against the Premises, Lessee shall be responsible for the payment of said increase in said real estate taxes and/or said special assessment.

10. Repairs and Maintenance. Lessee shall keep and maintain the Premises in good condition and repair (except for reasonable wear and tear and damage by casualty), including, but not limited to, the heating, electrical, plumbing and air-conditioning systems exclusively serving the Premises, and shall replace all broken and cracked glass. Except as set forth below, Lessee shall also be responsible for repairing any damage caused to the Premises, whether directly or indirectly, during Lessee’s occupancy of the Premises.

Lessor has delivered the building in good repair and condition to Lessee, but agrees that Lessor shall be obligated to maintain such structural portions of the building (i.e., walls, roof and foundations) during the term hereof, provided that said repair is not due to the actions of Lessee in which event Lessee shall be responsible for such repair and maintenance.

If Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may, but shall not be required to do so, make or complete said repairs and Lessee shall pay the reasonable third-party costs thereof to Lessor within ten (10) days written demand therefore.. Lessee shall comply with the directions of proper public officers as to the maintenance of the Premises and shall comply with all health and police regulations applicable to or affecting the Premises.

Lessee shall undertake appropriate measures to maintain the Premises in a sanitary condition and free from rodents and/or pests.

Lessee shall be responsible for snow removal and lawn and landscape maintenance at the Premises.

11. Insurance.

A. Fire and Extended Coverage. Lessee shall carry fire and extended coverage insurance on the Premises during the entire term of this Lease in an amount equal to the full insurable value of the buildings and all additions or improvements made thereon by either party, written by a reliable insurance company or companies authorized to do business in the State of Wisconsin.

B. Liability. Lessee shall keep in force for the benefit of Lessor and Lessee comprehensive general liability insurance with minimum limits of liability in respect to bodily injury of One Million Dollars ($1,000,000.00) for each person and Two Million Dollars ($2,000,000.00) for each occurrence and, with respect to property damage, the sum of Five Hundred Thousand Dollars ($500,000.00) for each occurrence.

C. Contents. Lessee shall keep in force for Lessee’s benefit a policy of insurance in broad endorsement form to protect damage to the contents on the Premises.

D. Waiver of Subrogation. Each party mutually releases and discharges the other, and its employees, from all claims and liabilities arising from or caused by any hazard covered by insurance on the Premises or covered by insurance in connection with property on or activities conducted on the Premises, regardless of the cause of the damage or loss.

This release is conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the party releasing the other to recover through said policy. Each party agrees that such party’s insurance policy shall include such a provision so long as the same shall be obtainable without extra cost.

E. Certificates of Insurance. All Certificates of Insurance shall be deposited with Lessor. The policy or policies shall name Lessor and Lessee as insureds and shall bear endorsements to the effect that the insurer agrees to notify Lessor not less than thirty (30) days in advance of any modification or cancellation thereof.

Lessee agrees that no act or thing shall be done on the Premises which may void, or make voidable, any insurance on the Premises, or any part thereof.

12. Damage by Fire or Other Casualty. Damage not in excess of thirty-three and one-third percent (33-1/3%) of the Premises by fire or any other cause shall not terminate this Lease, but shall entitle Lessee to a pro rata abatement or reduction in rent payable to Lessor. Lessor shall proceed with due diligence to collect the proceeds of any available insurance, and rebuild or restore the Premises to at least as good a condition as existed immediately prior to the casualty.

In the event of damage in excess of thirty-three and one-third percent (33-1/3%) of the Premises or its total destruction, Lessee shall have the option to terminate this Lease and surrender the Premises, or to a pro rata abatement or reduction of the rent payable to Lessor.

In the event Lessor and Lessee mutually agree that it would be in their best interest to rebuild or restore the Premises, then Lessor shall proceed with due diligence to collect the proceeds of any available insurance and rebuild or restore the Premises to at least as good a condition as existed immediately prior to the casualty.

13. Lessor’s Right of Entry. Lessor may enter into and on the Premises, including any building or structure thereon, during Lessee’s normal business hours, and on twenty-four (24) hours prior notice, for the purpose of examining or inspecting the conditions thereof in order to exercise any right or power reserved to Lessor under the terms and provisions of this Lease.

14. “For Rent” or “For Sale” Signs of Lessor. Lessor may, within one hundred eighty (180) days prior to the expiration of any Lease term, if there has been no extension or renewal, place signs on the walls, doors or windows of the building on the Premises, advertising that the Premises are for rent or for sale, which signs shall remain thereon without hindrance or molestation by Lessee.

15. Restrictions Against Liens. Lessee shall pay and settle all expenses and liabilities arising out of or in any way connected with any and all construction, repairs, alterations or maintenance authorized by Lessee and approved by Lessor of any and all buildings on the Premises, and Lessee shall keep the Premises and the structures thereon free and clear from all liens of mechanics or materialmen, and all liens of a similar character, arising out of or growing out of the construction, repair, alteration or maintenance of such structures.

16. Indemnity. Lessee assumes all risks and responsibilities for accidents, injuries, or death resulting from injuries or damages to person or property occurring in, on, or about the Premises. Subject to the waiver of subrogation set forth in Section 11D hereof, Lessee agrees to indemnify and hold Lessor, and Lessor’s members, officers, directors, employees, agents, and assigns from any and all claims, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees) arising from or in connection with, the condition, use, or control of the Premises, including the improvements thereon, during the term of this Lease and any renewal term. Subject to the waiver of subrogation set forth in Section 11D hereof, Lessee shall be liable to Lessor for any damages to the Premises, including the improvements thereon, and for any act done by Lessee or any employee or agent of Lessee, or any invitee or licensee of Lessee.

17. Waste. Lessee shall not suffer or permit any waste, or overloading, damaging or defacing of the Premises, or any uses thereof which shall be unlawful, improper or contrary to any law of the State of Wisconsin, or ordinance of the municipality, or rule or regulation of any public authority at the time being in force, or injurious to any person or property.

18. Assignment and Subleases. Lessee may not assign or transfer this Lease or sublease the whole or any part of the Premises, without the written consent of Lessor, which shall not be unreasonably withheld, provided that Lessee shall nevertheless remain primarily liable to Lessor for the payment of all rent and for the full performance of all of the covenants and conditions of this Lease.

Lessor shall, however, have the right to sell or transfer the Premises, subject to all of the provisions of this Lease.

19. Compliance with Laws. Lessee agrees to observe and comply with all rules, regulations and laws now in effect, or which may be enacted during the continuance of this Lease, by any municipal, county, State or Federal authorities having jurisdiction over the Premises.

20. Lessee’s Default. This Lease is made upon the condition that Lessee shall punctually and faithfully perform all of the covenants and agreements by Lessee to be performed as herein set forth, and if any of the following events of default shall occur, to-wit:

A. The rent or any other sums required to be paid by Lessee hereunder, or any part thereof, shall at any time be in arrears and unpaid for fourteen (14) days after receipt of written notice of default from Lessor to Lessee; or

B. There be any default in the observance or performance of any of the other covenants, agreements or conditions of this Lease on the part of Lessee to be kept and performed, and said default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee (unless such default cannot be reasonably cured within thirty (30) days and Lessee shall have commenced to cure said default within said thirty (30) days and continues diligently to pursue the curing of the same); or

C. Any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Lessee, and such proceeding is not stayed within 45 days of its commencement, pursuant to any federal or state law, or any receiver or trustee shall be appointed for all or any portion of Lessee’s business or property, or any final, non-appealable execution or attachment in excess of $500,000 shall issue against Lessee or Lessee’s business or property or against the leasehold estate created under this Lease or Lessee shall be adjudged a bankrupt or insolvent, or Lessee shall make an assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Lessee’s creditors under any federal or state law; or

D. The leasehold estate hereby created shall be taken on execution or by other process of law;

then, and in any of said cases, Lessor, at Lessor’s option, may terminate this Lease and reenter upon the Premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Lessee may then be in default and accrued up to the time of such entry, including damages to Lessor by reason of any breach or default on the part of Lessee, or Lessor may, if Lessor elects so to do, bring suit for the collection of such rents and damages without entering into possession of the Premises or voiding this Lease.

In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to Lessor by law or in equity, Lessor shall also have the right and option, in the event of any default by Lessee under this Lease and the continuance of such default after the period of notice above provided, to retake possession of the Premises from Lessee by summary proceedings or otherwise (and it is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises, shall not be construed as an election to terminate this Lease unless Lessor expressly exercises Lessor’s option hereinbefore provided to declare the term hereof ended, whether or not such entry or reentry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Lessee from any of Lessee’s obligations and liabilities for the remainder of the term of this Lease) and Lessee shall, notwithstanding such entry or reentry, continue to be liable for the payment of the rents and the performance of the other covenants and conditions hereof and shall pay to Lessor all monthly deficits after any such reentry in monthly installments as the amounts of such deficits from time to time are ascertained and if, in the event of any such ouster, Lessor rents or leases the Premises to some other person, firm or corporation (whether for a term greater than, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease coextensive with the term hereby created which is less than the rent Lessee would pay hereunder for such period, Lessor may immediately, upon the making of such new lease or the creation of such new tenancy, sue for and recover the difference between the aggregate rental provided for in said new lease or the portion of the term thereof coextensive with the term created hereunder and the rent which Lessee would pay hereunder for such period, together with any expenses to which Lessor may be put for brokerage commission, placing the Premises in tenantable condition or otherwise. If such new lease or tenancy is made for a shorter term than the balance of the term of this Lease, any such action brought by Lessor to collect the deficit for that period shall not bar Lessor from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease.

In addition to all other sums due and owing from Lessee to Lessor, as the result of Lessee’s default in any term or condition set forth in this Lease, Lessee shall be responsible for and shall pay to Lessor all of Lessor’s costs and expenses, including actual attorneys’ fees, incurred by Lessor in enforcing Lessee’s obligations pursuant to this Lease. However, Lessor acknowledges that Lessor has a duty to mitigate Lessor’s damages in the event of a default by Lessee.

21. Quiet Enjoyment. Lessor agrees that if the rent aforesaid shall be paid as hereinabove provided and Lessee shall keep and perform the covenants of this Lease on the part of Lessee to be kept and performed, Lessee shall peaceably and quietly hold, occupy and enjoy the Premises during the term hereof, without hindrance or molestation by Lessor or any person or persons lawfully claiming under Lessor.

22. Lessor’s Remedies; Cumulative, etc. Each right, power and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other such rights, powers or remedies.

23. Waiver. Any assent, express or implied, by Lessor to any breach of any agreement or condition herein contained, or any waiver, express or implied, by Lessor of any such agreement or condition herein contained shall operate as such only in specific instances, and shall not be construed as an assent or waiver of any such agreement or condition generally or of any subsequent breach thereof.

24. Signs. Lessee shall have the right at all times during the term of this Lease, at Lessee’s sole expense, to erect, install, operate and maintain identifying signs on the Premises provided that, upon the removal of said signs, the Premises are restored to at least as good a condition as existed prior to their installation.

25. Hazardous Substances. Lessee shall not cause or permit any hazardous substances to be used, stored, generated or disposed of on, in or about the Premises by Lessee, Lessee’s agents, employees, contractors or invitees; provided, however, that Lessee may keep and use small quantities of hazardous substances as are necessary in the ordinary course of Lessee’s business, and further provided that Lessee shall handle, store, use and dispose of any such hazardous substance in accordance with applicable Federal, State and local laws and regulations, and in a manner which shall not cause contamination to the Premises.

Lessee shall indemnify and hold Lessor harmless from any liability, claim, demand, order or injury (including reasonable attorney, consultant and expert fees), arising from Lessee’s, or Lessee’s agents’, employees’, contractors’ or invitees’ handling, storage, disposal or release of any hazardous substance in, under or about the Premises, including, without limitation, the cost of any required or necessary repair, cleanup, remediation or detoxification of the Premises.

The foregoing covenants and indemnification shall survive the expiration of the term of this Lease.

The foregoing covenants and indemnification are cumulative to any rights or remedies which Lessor or Lessee may have at law or in equity, and shall not operate to limit such rights or remedies.

As used herein, “hazardous substance” means any substance that is toxic, ignitable, reactive or corrosive, and whose storage, handling, disposal or transport is regulated by Federal, State or local statute, rule, regulation or ordinance, and shall include any material or substance that is defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to Federal, State or local statute, rule, regulation or ordinance, including, but not limited to, asbestos, polychlorinated biphenyls (“PCBs”) and petroleum. In no event shall Tenant be liable or responsible for any environmental conditions or hazardous substances existing prior to the date of this Lease

26. Holding Over. If Lessee remains in possession of the Premises after the expiration of the term, or after termination of this Lease, and without the execution of a new Lease, Lessee shall be deemed to be occupying the Premises as a lessee from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as they are applicable to a month-to-month tenancy. The inclusion of this paragraph or acceptance by Lessor of any rent after the expiration of the term or termination of this Lease shall not constitute permission for Lessee to hold over. Lessee expressly waives any requirement for Lessor to give Lessee any notice to quit the Premises, whether at the end of the term or during any hold-over period.

27. Eminent Domain. In case the Premises, or any part thereof, shall be taken by right of eminent domain, or by other authority of law, after execution hereof, and before expiration of said term, this Lease and said term shall terminate at the election of the Lessee; and if the Lessee shall not so elect, then in case of such taking, a just proportion of rent hereinbefore reserved, according to nature and extent of injuries sustained by the Premises, shall be abated until the Premises, or whatever may remain thereof, shall have been put in proper condition for use and occupancy. In case of any such taking, the total damages arising therefrom shall be recovered by Lessor, Lessee hereby assigning all rights in or to such damages to Lessor, and the net amount recoverable and recovered therefor shall be apportioned between Lessor and Lessee in such proportions as shall be reasonably determined by Lessor. It is the intention of the parties, in regard to distribution of damages or indemnity for taking by public authority, to appoint Lessor as the person to whom such damages or indemnity are to be paid, and to provide that such sums shall be distributed in the manner herein provided for.

28. Subordination. This Lease and all rights of Lessee hereunder shall be subject and subordinate to the lien of any and all mortgages on the underlying financing of the Lessor which affect the Premises or any part thereof and to any and all renewals, modifications or extensions of any such mortgages. Conditioned on Lessee first receiving from any lien holder of the Premises an executed Subordination, Non-Disturbance and Attornment Agreement in form and content reasonably acceptable to Lessee(“SNDA”),Lessee shall on demand execute, acknowledge and deliver to Lessor without expense to Lessor any and all instruments that may be necessary or proper to subordinate this Lease and all rights therein to the lien of any such mortgage or mortgages and each renewal, modification or extension and if Lessee shall fail at any time to execute, acknowledge and deliver any such subordination instrument, Lessor, in addition to any other remedies available and consequence thereof, may execute, acknowledge and deliver the same as Lessee’s attorney-in-fact and in Lessee’s name. Lessee hereby irrevocably makes, constitutes and appoints Lessor, Lessor’s successors and assigns, as Lessee’s attorney-in-fact for that purpose.

29. Notices. Any notice or other communication required by or permitted to be given in connection with this Lease shall be in writing, and shall be delivered in person or sent first class mail, certified or registered mail, return receipt requested, postage prepaid, to the respective parties at the addresses set forth below, or at such other address as may be specified from time to time in writing delivered by the other party:

Lessor:
J.J.C. Valley Properties, LLC
Attn: Jeffrey E. Corcoran
N100 Craftsmen Drive
Greenville, WI 54942

With a copy to:                Metzler, Timm, Treleven & Hermes, S.C.
Attn: David J. Timm
222 Cherry Street
Green Bay, WI 54301-4223

Lessee:
ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, Texas 78247

With a copy to:                 D. Hull Youngblood, Jr.
K&L Gates
111 Congress Avenue
Suite 900
Austin, Texas 78701

30. Construction of Lease. This Lease shall be construed in accordance with the laws of the State of Wisconsin, and shall further be construed without regard to any presumption or rule requiring construction against the party causing the Lease to be drafted.

31. Recordation of Memorandum of Lease. Neither Lessor nor Lessee shall record this Lease. However, either party may record a Memorandum of Lease, providing notice of Lessee’s interests described herein for the entire Lease term, including extensions. Said Memorandum of Lease shall not contain any specific information about the Lease rental payment amounts.

32. Entire Lease. This Lease evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to any matters provided for herein other than those set forth herein.

33. Severability. The parties agree that, if any provision of this Lease shall, under any circumstances, be deemed invalid or inoperative, this Lease shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

34. Amendment and Modification. The parties hereto may amend, modify or supplement this Lease in such manner as may be mutually agreed upon by them in writing.

35. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

36. Arbitration. Except for matters related to the Lessee’s obligation to timely pay rent, when due and any related action to terminate Lessee’s tenancy and evict Lessee from the Premises; disputes arising under this Lease or in any way relating to the relationship of Lessee and Lessor as contemplated in this Lease, shall be resolved through binding arbitration located in Appleton, Outagamie County, Wisconsin. Arbitration shall be initiated by either party providing to the other party written notice of a request for arbitration which such notice shall include facts of sufficient detail in order to apprise the other party of the nature of the alleged dispute. Each party shall appoint one (1) representative and said representatives shall, thereafter, mutually agree upon and select one (1) person who shall serve as the parties’ arbitrator hereunder (the “Arbitrator”). If the parties’ representatives are unable to agree, as determined in the sole discretion of Lessor’s representative, as to the appointment of the Arbitrator, then the Arbitrator shall be selected by Lessor’s representative with notice of said selection being delivered to Lessee in writing; provided, however, that the Arbitrator selected solely by Lessor’s representative must be a former Wisconsin Circuit Court judge. The initiating party’s representative shall be identified in the initiating party’s initial notice. The other party’s representative shall be named, in writing, by delivery of a notice to the initiating party within five (5) days of said party’s receipt of the initial arbitration notice. Each of parties’ representatives shall be members in good standing of the Wisconsin State Bar Association and who shall have expertise in commercial disputes and/or business transactions. The parties’ representatives shall select the Arbitrator who shall also be a member in good standing of the Wisconsin State Bar Association and who shall also have expertise in commercial disputes and/or business transactions. If either Lessee or Lessor fails to timely appoint their representative, then the other party’s timely appointed member may select the Arbitrator. The Arbitrator shall provide a written decision stating his findings based on the facts of any dispute and the applicable law. Except as specifically set forth herein, all matters relating to the arbitration proceedings contemplated in this Lease, shall be governed by and be conducted in accordance with Chapter 788 of the Wisconsin Statutes, as may be amended from time to time. The decision of the Arbitrator shall be conclusively binding on the parties hereto.

The terms of this Section 36, with respect to arbitration, are self executing. If any party refuses or neglects to appear at or participate in any arbitration proceeding conducted pursuant to the terms and conditions of this Lease, after reasonable notice, the Arbitrator shall proceed ex parte to decide the matter in accordance with the evidence as presented by the participating party. All hearings conducted by the Arbitrator shall be conducted within forty-five (45) days of the date of appointment of the Arbitrator and all discovery deadlines and other time sensitive matters shall be scheduled consistent therewith. Not later than seven (7) days prior to any arbitration hearing, including, but not limited to, a final hearing, the parties shall deliver to one another and to the Arbitrator, a written list of the names of all witnesses and a specific written summary of the testimony expected to be provided by each witness. In addition, each party shall provide to the other party copies of all documents intended to be presented at said hearings within said seven (7) day time period. No witness or document shall be allowed to testify at or shall be allowed presented at said hearings which has not been disclosed to the other party and to the Arbitrator as required in the preceding sentences.

In any arbitration proceeding conducted pursuant to the terms and conditions of this Lease, the prevailing party, as determined by the Arbitrator, shall be entitled to recover from the non-prevailing party, in addition to such other relief as may have been provided by the Arbitrator, the prevailing party’s reasonable attorneys’ fees and costs incurred in connection with the arbitration proceeding. If neither party is determined by the Arbitrator to have prevailed on all issues, then the Arbitrator shall be entitled to, but shall not be obligated to, assess costs and reasonable attorneys’ fees, against the parties the Arbitrator deems appropriate. Under all circumstances, the costs and expenses of the Arbitrator shall be split equally between Lessee and Lessor.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first written above.

LESSOR:	LESSEE:
J.J.C. VALLEY PROPERTIES, LLC	ISI Controls, Ltd.
By: Metroplex Control Systems, Inc
Its: Sole General Partner

By: ______________________________	By:______________________________
Jeffrey E. Corcoran, Member	Sam Youngblood
Its: CEO

By: ______________________________
Janell D. Corcoran, Member

THIS INSTRUMENT WAS DRAFTED BY:

Attorney David J. Timm
Metzler, Timm, Treleven & Hermes, S.C.
222 Cherry Street
Green Bay, WI 54301-4223
(920) 435-9393

[Signature Page to JJC/ISI Lease Agreement]

EXHIBIT K

La Salle Subordination Agreement
(specimen)

LASALLE BANK NATIONAL ASSOCIATION
ISI CONTROLS, LTD.,
A Texas limited partnership
JEFFREY CORCORAN
AND
JANELL CORCORAN

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of January 31, 2008, among ISI CONTROLS, LTD., a Texas limited partnership (“Borrower”), JEFFREY CORCORAN AND JANELL CORCORAN (collectively referred to herein as “Subordinated Lender”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Senior Lender”).

RECITALS

A.  ISI Security Group, Inc., a Delaware corporation, formerly known as ISI Detention Contracting Group, Inc., a Delaware Corporation (the parent corporation of Borrower and referred to herein as “ISI”) and Senior Lender have entered into an Amended and Restated Loan and Security Agreement dated January 23, 2008 (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), subject to the terms and conditions of which the Senior Lender has agreed to make, and has made, loans and other financial accommodations to ISI.

B.  Borrower has entered into an Amended and Restated Continuing Unconditional Guaranty with Senior Lender dated January 23, 2008, through which Borrower has provided Senior Lender with an unconditional, unlimited guaranty of all of the loans and other financial accommodations that have been granted and will be granted in the future by Senior Lender to ISI.

C.  Borrower is indebted to Subordinated Lender pursuant to the terms and conditions of that certain Subordinated Promissory Note of even date herewith, in the original principal amount of $3,515,000.00, made by Borrower in favor of Subordinated Lender (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Note”), which Subordinated Note has been issued pursuant to the terms of that certain Unit Purchase Agreement effective January 31, 2008 among ISI, the Subordinated Lender and certain other parties (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time the “Subordinated Unit Purchase Agreement”).

D.  One of the conditions precedent to Senior Lender’s obligations under the Senior Loan Agreement is that this Subordination Agreement shall have been executed and delivered.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.
RECITALS AND DEFINITIONS

1.1  Recitals. The Recitals set forth above are acknowledged by the parties hereto to be true and correct and are incorporated herein by this reference.

1.2  Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Senior Loan Agreement. As used herein, the following terms shall have the following meanings:

“Collateral” shall mean all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed by ISI, Borrower, or any other Obligor.

“Impairment Default” shall mean any of the Events of Default set forth at Sections 15.7, 15.8 or 15.12 of the Senior Loan Agreement, or any Default or Event of Default caused by a fraudulent breach of a provision of the Senior Loan Agreement or any Other Agreement resulting in a material impairment of the Senior Lender’s Collateral.

“Lien” shall mean any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Proceeding” shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Borrower or its properties (including, without limitation, any such proceeding under the Bankruptcy Code).

“Senior Collection Action” shall mean any judicial or non-judicial proceeding initiated by Senior Lender to collect the Senior Indebtedness, to foreclose the Senior Liens or otherwise to enforce the rights of Senior Lender under the Senior Loan Agreement and the other Senior Instruments or applicable law with respect to the Senior Indebtedness.

“Senior Indebtedness” shall mean all liabilities, indebtedness and obligations, regardless of the principal amount outstanding, owed to Senior Lender under the Senior Instruments, whether now due or hereafter arising, direct or indirect, absolute or contingent, joint and several or several, secured or unsecured, together with all accrued and unpaid interest thereon, including all interest which accrues during the pendency of any Proceeding, whether or not allowed in such Proceeding. The Senior Indebtedness shall specifically include the two new credit facilities recently approved by Lender for a $12,000,000.00 revolving credit line and a $4,250,000.00 acquisition line.

“Senior Instruments” shall mean the Senior Loan Agreement, and all notes now or hereafter evidencing the Senior Indebtedness, all guaranties of the Senior Indebtedness, all documents and instruments securing the repayment of the Senior Indebtedness and all other documents or instruments executed and delivered to Senior Lender evidencing or pertaining to the Senior Indebtedness as any of the same may be modified, extended, supplemented, amended and/or restated from time to time.

“Senior Liens” shall mean all Liens granted to Senior Lender by ISI or by any Guarantor (including but not limited to Borrower) to secure the Senior Indebtedness.

“Senior Payment Default” shall mean a failure to pay when due, declared due, or properly demanded by Senior Lender, any of the Senior Indebtedness.

“Subordinated Collection Action” shall mean (i) any acceleration of the Subordinated Indebtedness, (ii) to file or initiate, or to join with other Persons in filing or initiating, a Proceeding against Borrower or (iii) any judicial proceeding or other action initiated or taken by Subordinated Lender, or by Subordinated Lender in concert with other Persons, against Borrower or any other Person who is liable for the repayment of the Senior Indebtedness to collect the Subordinated Indebtedness or otherwise to enforce the rights of Subordinated Lender under the Subordinated Instruments or applicable law with respect to the Subordinated Indebtedness against the Borrower or any Person who is liable for the repayment of the Senior Indebtedness. The term “Subordinated Collection Action” shall not include any legal proceeding or other Proceeding initiated by Subordinate Lender to enforce the terms of any guaranty of the Subordinated Indebtedness by Argyle Security Inc., a Delaware corporation.

“Subordinated Default” shall mean a default in the payment of the Subordinated Indebtedness or any other occurrence permitting Subordinated Lender to accelerate the payment of all or any portion of the Subordinated Indebtedness.

“Subordinated Default Notice” shall mean a written notice from Subordinated Lender to Borrower of the occurrence of a Subordinated Default. “Subordinated Indebtedness” shall mean all of the Indebtedness of Borrower to Subordinated Lender under the Subordinated Instruments and all other amounts now or hereafter owed by any Borrower to Subordinated Lender.

“Subordinated Indebtedness” shall mean all of the Indebtedness of Borrower to Subordinated Lender under the Subordinated Instruments and all other amounts now or hereafter owed by any Borrower to Subordinated Lender.

“Subordinated Instruments” shall mean the Subordinated Note, the Unit Purchase Agreement, and all other documents and instruments executed and delivered by Borrower to Subordinated Lender evidencing or pertaining to the Subordinated Indebtedness.

SECTION 2.
SUBORDINATION OF THE SUBORDINATED
INDEBTEDNESS TO SENIOR INDEBTEDNESS

2.1  Debt Subordination. Upon the terms and conditions contained in this Agreement, the payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated to the prior indefeasible payment in full in cash of the Senior Indebtedness. Subordinated Lender does hereby subordinate any and all liens and security interests, whether now existing or hereafter created and whether perfected or unperfected, in and to any of Borrower’s assets securing the Subordinated Indebtedness all of which are, and shall at all times remain junior and subordinate to any liens and security interests, whether now existing or hereafter created and whether perfected or unperfected, in favor of Senior Lender to secure any of the Senior Indebtedness. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to the Senior Lender or Subordinated Lender, and notwithstanding any provisions of the Uniform Commercial Code of any state or any applicable law or decision or any provisions of the Subordinated Documents, and irrespective of whether the Senior Lender or the Subordinated Lender holds possession of all or any part of the Collateral, the Senior Lender and the Subordinated Lender hereby agree that the Senior Lender shall have a first and prior security interest in or lien upon all Collateral, whether real or personal and whether now owned or hereafter acquired, of the Borrower. The Subordinated Lender hereby agrees that it will not contest the validity, perfection, priority or enforceability of the Senior Lender’s liens and security interests in the Collateral. All proceeds of Collateral shall be first paid to the Senior Lender for application to the Senior Indebtedness until the Senior Indebtedness obligations are paid in full in cash and all commitments under the Senior Loan Agreement are terminated. Any payments on Collateral received by the Subordinated Lender shall be subject to the provisions of Section 2.5 of this Agreement. Subordinated Lender agrees not to acquire, by subrogation, contract or otherwise, any lien, security interest or other right, title or interest in any of the assets of Borrower (including, but not limited to, any which may arise with respect to taxes, assessments or other governmental charges) which is or may be prior in right to, or pari passu with, the liens and security interests held by Senior Lender.

2.2 Lien Subordination. Subordinated Lender does hereby subordinate any and all Liens, whether now existing or hereafter created and whether perfected or unperfected, in and to any assets securing the Subordinated Indebtedness all of which are, and shall at all times remain junior and subordinate to any Liens, whether now existing or hereafter created and whether perfected or unperfected, in favor of Senior Lender to secure any of the Senior Indebtedness. Notwithstanding the date, manner or order of perfection of the Liens granted to the Senior Lender or Subordinated Lender, and notwithstanding any provisions of the Uniform Commercial Code of any state or any applicable law or decision or any provisions of the Subordinated Instruments, and irrespective of whether the Senior Lender or the Subordinated Lender holds possession of all or any part of the Collateral, the Senior Lender and the Subordinated Lender hereby agree that the Senior Lender shall have a first and prior Lien upon all Collateral, whether real or personal and whether now owned or hereafter acquired, of ISI, Borrower, and all of their Subsidiaries. The Subordinated Lender hereby agrees that it will not contest the validity, perfection, priority or enforceability of the Senior Lender’s Liens in the Collateral. All proceeds of Collateral shall be first paid to the Senior Lender for application to the Senior Indebtedness until the Senior Indebtedness obligations are paid in full in cash and all commitments under the Senior Instruments are terminated. Any payments or Collateral received by the Subordinated Lender shall be subject to the provisions of Section 2.5 of this Agreement. Subordinated Lender agrees not to acquire, by subrogation, contract or otherwise, any Lien, security interest or other right, title or interest in any of the assets of ISI or any of its Subsidiaries (including, but not limited to, any which may arise with respect to taxes, assessments or other governmental charges) which is or may be prior in right to, or pari passu with, the Liens held by Senior Lender.

2.3  Restrictions on Payments. Notwithstanding any provision of the Subordinated Instruments to the contrary and in addition to any other limitations set forth herein or therein, except as expressly permitted under this Section 2.3, no payment of principal, interest, fees or any other amount due with respect to the Subordinated Indebtedness shall be made, and Subordinated Lender shall not exercise any right of setoff or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is paid in full in cash. Prior to the date the Senior Indebtedness is paid in full in cash, Borrower may only make and Subordinated Lender may only receive the payments described on Exhibit A to the Subordinated Indebtedness; provided, however, that Borrower will not be permitted to make and Subordinated Lender shall not accept such payments if, at the time of such payment there exists, (w) a Senior Payment Default, (x) an Impairment Default and with respect to such Impairment Default, Senior Lender has given Subordinated Lender written notice (an “Impairment Default Notice”) of the existence of an Impairment Default, (y) there exists any Event of Default other than a Senior Payment Default or an Impairment Default (collectively, a “Non-Payment Default”) and with respect to such Event of Default Senior Lender has given to Subordinated Lender written notice (a “Default Notice”) of such Non-Payment Default; or (z) the payment would result in an Event of Default under the Senior Loan Agreement, including without limitation, a violation of any of the financial covenants contained therein. No payment shall be made or received during the period (the “Payment Blockage Period”) commencing on the date the date such payment is prohibited as provided above and ending on the date on which the Event of Default giving rise to the Payment Blockage Period is cured or waived by Senior Lender in writing. Following the expiration of any Payment Blockage Period, or the cure or waiver of any Senior Payment Default or Impairment Default, Borrower may pay and Subordinated Lender may receive any payments which were not made as a result of the foregoing so long as such payment would not result in an Event of Default under the Senior Loan Agreement.

2.4  Proceedings. In the event of any Proceeding (a) all Senior Indebtedness first shall be paid in full in cash before any payment of or with respect to the Subordinated Indebtedness shall be made; (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Loan Agreement) until all Senior Indebtedness is paid in full, and Subordinated Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers Senior Lender to demand, sue for, collect and receive every such payment or distribution; (c) Subordinated Lender agrees to execute and deliver to Senior Lender or its representative all such further instruments requested by Senior Lender confirming the authorization referred to in the foregoing clause (b); (d) Subordinated Lender agrees (i) not to waive, discharge, release or compromise any claim of Subordinated Lender in respect of the Subordinated Indebtedness without the prior written consent of Senior Lender; and (ii) to take all actions as Senior Lender reasonably may request in order to enable Senior Lender to enforce all claims upon or in respect of the Subordinated Indebtedness; (e) Subordinated Lender expressly consents to the granting by Borrower to Senior Lender of first priority liens on Borrower’s property in connection with any financing provided by Senior Lender to Borrower after the commencement of such Proceeding; and (f) Subordinated Lender agrees to timely execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness in connection with any such Proceeding and agrees to vote such proofs of claim in any such Proceeding in a manner which is consistent with the terms of this Agreement; provided, however, that Subordinated Lender will not vote in a manner which provides for less than full payment of the Senior Indebtedness or which is otherwise inconsistent with this Agreement.

2.5  Incorrect Payment. If any payment not permitted under this Agreement is received by Subordinated Lender on account of the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment shall be held in trust by Subordinated Lender for the benefit of Senior Lender and shall be paid over to Senior Lender, or its designated representative, for application (in accordance with the Senior Loan Agreement) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is paid in full in cash. Except for any payment made by Subordinated Lender to Senior Lender pursuant to this Section 2.5, Subordinated Lender has no other payment obligation, duty or commitment with respect to the Senior Indebtedness.

2.6  Sale, Transfer. Subordinated Lender shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless, prior to the consummation of any such action, the transferee thereof executes and delivers to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Lender, as provided in Section 10 below.

2.7  Legends. Until the Senior Indebtedness is paid in full in cash, each of the Subordinated Instruments at all times shall contain in a conspicuous manner a legend stating substantially as follows:

“The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

2.8  Restriction on Action by Subordinated Lender.

(A)  Until the Senior Indebtedness is paid in full in cash and notwithstanding anything contained in the Subordinated Instruments or the Senior Loan Agreement to the contrary, Subordinated Lender shall not agree to any amendment or modification of, or supplement to, the Subordinated Instruments as in effect on the date hereof, the effect of which is to (i) increase the rate of interest on or fees payable in respect of the Subordinated Indebtedness, (ii) accelerate the date of any regularly scheduled interest or principal payment on the Subordinated Indebtedness, (iii) shorten the final maturity date of the Subordinated Indebtedness, (iv) increase the principal amount of the Subordinated Indebtedness or (v) make the covenants and events of default contained in the Subordinated Instruments materially more restrictive.

(B)  Until the Senior Indebtedness is paid in full in cash, Subordinated Lender shall not take any Subordinated Collection Action during any Payment Blockage Period. If Subordinated Lender has commenced and is continuing to pursue any Subordinated Collection Action when a Payment Blockage Period is instituted, Subordinated Lender shall stay or cease any further Subordinated Collection Action until the Payment Blockage Period terminates. Subordinate Lender may pursue enforcement of the terms of any guaranty of the Subordinated Indebtedness by Argyle Security, Inc. even during a Payment Blockage Period.

(C)  Until the Senior Indebtedness is paid in full, in cash, the Subordinated Lender agrees and confirms that the Subordinated Lender shall not take any action, judicial or otherwise, to repossess, dispose of, foreclose, realize upon, or otherwise exercise any rights the Subordinated Lender may have with respect to any Collateral securing the Subordinated Indebtedness or otherwise enforce any Lien securing the Subordinated Indebtedness, or any other rights or remedies with respect to any Collateral securing the Subordinated Indebtedness.

(D)  Notwithstanding the provisions of the foregoing clause (B), (i) Subordinated Lender may participate in any Proceeding not initiated by or at the request of Subordinated Lender or any other Persons acting in concert with Subordinated Lender and (ii) in the event the Senior Indebtedness is accelerated, Subordinated Lender may accelerate the Subordinated Indebtedness. If Senior Lender subsequently rescinds such acceleration, then all Subordinated Collection Actions shall likewise be rescinded or terminated, without prejudice to the rights of Subordinated Lender.

(E)  The Subordinated Lender agrees that, notwithstanding anything to the contrary contained in the Subordinated Documents to which it is a party (including, without limitation, any so-called “integration” provisions contained therein), until the full and final payment in cash of the Senior Indebtedness, whether now or hereafter incurred or owed by the Borrower, nothing contained in the Subordinated Documents to which it is a party shall: (i) restrict or prohibit the Borrower or any Obligor from taking any action (including, without limitation, the incurrence of any lien or indebtedness, the making of any dividend, distribution, payment or investment, the sale, transfer or other disposition of any assets, or the consolidation or merger of any such Person) if such action is not so restricted or prohibited pursuant to the terms of the Senior Indebtedness; (ii) require the Borrower or any Obligor to take any action, cause the occurrence of any event, or cause to be obtained any condition or state of affairs if such action is not required to be taken, such event is not required to occur, or such condition or state of affairs is not required to be obtained pursuant to the terms of the Senior Indebtedness; (iii) prohibit or limit the existence of any condition or state of affairs or the occurrence of any event if such condition, state of affairs or event is not so prohibited or limited pursuant to the terms of the Senior Indebtedness; or (iv) result in any condition, event or state of affairs constituting a default or event of default under the Subordinated Indebtedness if such event or state of affairs does not constitute a default or Event of Default pursuant to the terms of the Senior Indebtedness. Subordinated Lender agrees that in the event Senior Lender forecloses or realizes upon or enforces any of its rights with respect to the collateral subject to Subordinated Indebtedness, or Borrower sells any such collateral or property in a transaction consented to by Senior Lender, Subordinated Lender shall, upon demand, execute such terminations, partial releases and other documents as Senior Lender requests in its reasonable discretion to release Subordinated Lender’s lien, if any, upon such property.

2.9  Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, Subordinated Lender shall be subrogated to the rights of Senior Lender to receive payments or distributions of assets of Borrower applicable to the Senior Indebtedness until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payment or distribution to Senior Lender under the provisions hereof to which Subordinated Lender would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Lender by Subordinated Lender, as among Borrower and its creditors other than Senior Lender, shall be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

2.10  Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Lender expressly waives all notice of the acceptance by Senior Lender of the subordination and other provisions of this Agreement and agrees that Senior Lender has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith. Subordinated Lender waives any notice of advances under the Senior Indebtedness or the creation of new or additional indebtedness under the Senior Instruments, it being understood that Lender may make advances under the Senior Instruments without notice to or authorization of Subordinated Lender, in reliance upon the subordination provisions contained herein. The Subordinated Lender agrees that Senior Lender shall be entitled to manage and supervise its loans in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Lender may now or hereafter have in or to any assets. Senior Lender shall have no liability to Subordinated Lender as a result of any and all lawful actions, which do not violate any express provision of this Agreement, which Senior Lender takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests, actions with respect to the occurrence of any Default under the Senior Loan Agreement, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any collateral, and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor or any other party), regardless of whether any such actions or omissions may affect Senior Lender’s rights to a deficiency or Subordinated Lender’s rights of subrogation or reimbursement. Senior Lender may, from time to time, enter into agreements and settlements with Borrower as they may determine, including, without limitation, any substitution of collateral, any release of any lien or security interest and any release of Borrower. Subordinated Lender waives any and all rights it may have to require Senior Lender to marshal assets. Subordinated Lender agrees that in the event Senior Lender forecloses or realizes upon or enforces any of its rights with respect. to the collateral subject to Senior Liens, or Borrower sells any such collateral or property in a transaction consented to by Senior Lender, Subordinated Lender shall, upon demand, execute such terminations, partial releases and other documents as Senior Lender requests in its reasonable discretion to release Subordinated Lender’s lien, if any, upon such property.

SECTION 3.
CONTINUED EFFECTIVENESS OF THIS AGREEMENT

The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Lender and Senior Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by (a) any amendment or modification of or supplement to the Senior Loan Agreement or any of the other Senior Instruments or any of the Subordinated Instruments, and Subordinated Lender hereby irrevocably consents to and waives any claim it may have as a result of any such amendment, modification or supplement of the Senior Loan Agreement or the other Senior Instruments; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of Senior Indebtedness and Subordinated Lender even if all or part of the Senior Liens are subordinated, set aside, avoided or disallowed in connection with any Proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under any state fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed) and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

Subordinated Lender hereby represents and warrants to Senior Lender as follows:

4.1  Existence and Power. Subordinated Lender is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted.

4.2  Authority. Subordinated Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of Subordinated Lender.

4.3  Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Subordinated Lender enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

4.4  No Conflicts. Subordinated Lender is the current owner and holder of the Subordinated Indebtedness free and clear of any Liens. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Subordinated Lender or affecting the property of Subordinated Lender conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best of Subordinated Lender’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance by Subordinated Lender of the terms of this Agreement.

SECTION 5.
CUMULATIVE RIGHTS, NO WAIVERS

Each and every right, remedy and power granted to Senior Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Loan Agreement and the other Senior Instruments or in the Subordinated instruments or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender, from time to time, concurrently or independently and as often and in such order as Senior Lender may deem expedient. Any failure or delay on the part of Senior Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Lender’s right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Lender’s rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

SECTION 6.
MODIFICATION

Any modification, termination or waiver of any provision of this Agreement, or any consent to any departure by Subordinated Lender therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Lender and then such modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Subordinated Lender in any event not specifically required of Senior Lender hereunder shall not entitle Subordinated Lender to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

SECTION 7.
ADDITIONAL DOCUMENTS AND ACTIONS

Subordinated Lender at any time, and from time to time, after the execution and delivery of this Agreement, upon the reasonable request of Senior Lender, promptly will execute and deliver such further documents and do such further acts and things as Senior Lender reasonably may request in order to affect fully the purposes of this Agreement.

SECTION 8.
NOTICES

All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by telecopy or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express courier, addressed as follows:

To Borrower:	ISI Controls, Ltd.,
A Texas limited partnership
12903 Delivery
San Antonio, TX 78247
ATTN: Samuel C. Youngblood

With a copy to:	K&L Gates
111 Congress Avenue
Suite 900
Austin, TX 78701
ATTN: Hull Youngblood

To Subordinated Lender:	c/o Corcoran Glass & Paint, Inc.
N100 Craftsmen Drive
Greenville, WI 54942
Facsimile: (920) 757-9902
Attn: Jeffrey E. Corcoran

To Senior Lender:	LaSalle Bank National Association
Republic Plaza
370 17th Street, Suite 3590
Denver, CO 80202
ATTN: Nate Palmer

With a copy to:	Sherman & Howard L.L.C.
63317th Street
Suite 3000
Denver, CO 80203
ATTN: Alan M. Keeffe

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (a) if personally delivered, then on the Business Day of delivery, (b) if sent by telecopy, on the next Business Day, (c) if sent by registered or certified mail, on the earlier of the seventh (7th) Business Day following the day sent or when actually received or (d) if sent by overnight, express courier, on the second Business Day immediately following the day sent. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next Business Day by overnight, express courier or by personal delivery.

SECTION 9.
SEVERABILITY

In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect; and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this agreement.

SECTION 10.
SUCCESSORS AND ASSIGNS
This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Senior Lender, Borrower and Subordinated Lender.

SECTION 11.
COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

SECTION 12.
DEFINES RIGHTS OF CREDITORS

The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Lender and Senior Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower. This Agreement or any part hereof shall not be deemed the creation of a security interest for the benefit of any party hereto in the Subordinated Indebtedness.

SECTION 13.
CONFLICT

In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Instruments, the Senior Loan Agreement or the other Senior Instruments, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Subordinated Instruments provide rights, remedies and benefits to Senior Lender that exceed the rights, remedies and benefits provided to Senior Lender under this Agreement, such provisions of the applicable Subordinated Instruments shall be deemed to supplement (and not to conflict with) the provisions hereof.

SECTION 14.
STATEMENTS OF INDEBTEDNESS

Upon demand by Senior Lender, Subordinated Lender will furnish to Senior Lender a statement of the indebtedness owing from Borrower to Subordinated Lender. Senior Lender may rely without further investigation upon such statements.

SECTION 15.
HEADINGS

The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

SECTION 16.
TERMINATION

This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Indebtedness.

SECTION 17.
DEFAULT NOTICES

Subordinated Lender shall provide Senior Lender with a copy of each Subordinated Default Notice concurrently with the sending thereof to Borrower and promptly shall notify Senior Lender in the event the Subordinated Default which is the subject of such Subordinated Default Notice is cured or waived.

SECTION 18.
NO CONTEST OF LIENS

Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Liens in the Collateral granted to Senior Lender pursuant to the Senior Loan Agreement and the other Senior Instruments. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Senior Lender and Subordinated Lender, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or whether Senior Lender or Subordinated Lender holds possession of all or any part of the collateral security for the repayment of the Senior Indebtedness or the Subordinated Indebtedness, as between Senior Lender and Subordinated Lender, Senior Lender shall have a first (and prior in right and time to Subordinated Lender) interest in all the Collateral and proceeds thereof, including insurance proceeds relating thereto, and products thereof. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the Senior Liens.

SECTION 19.
GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED AS TO VALIDITY, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. FOR PURPOSES OF THIS SECTION 19, THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ILLINOIS.

SECTION 20.
JURISDICTION AND VENUE

SUBORDINATED LENDER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUBORDINATED LENDER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE SENIOR INSTRUMENTS SHALL BE LITIGATED IN EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR IF SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH SENIOR LENDER SHALL INITIATE OR TO WHICH SENIOR LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. SUBORDINATED LENDER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY SENIOR LENDER IN OR REMOVED BY SENIOR LENDER TO ANY OF SUCH COURTS. SUBORDINATED LENDER WAIVES ANY CLAIM THAT EITHER THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD SUBORDINATED LENDER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUBORDINATED LENDER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST SUBORDINATED LENDER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE. OF FORUM FOR SUBORDINATED LENDER SET FORTH IN THIS SECTION 20 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY SENIOR LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY SENIOR LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND SUBORDINATED LENDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

SECTION 21.
WAIVER OF RIGHT TO JURY TRIAL

SENIOR LENDER AND SUBORDINATED LENDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, SENIOR LENDER AND SUBORDINATED LENDER AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 22.
TIME OF ESSENCE

Time for the performance of Subordinated Lender’s obligations under this Agreement is of the essence.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

ISI Controls, Ltd.
By: Metroplex Control Systems, Inc.
Its: Sole General Partner

By:
Name: Sam Youngblood
Title: CEO

SUBORDINATED LENDER:

Jeffrey E. Corcoran

Janell D. Corcoran

SENIOR LENDER:

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association
By:
Name:
Title:

[Signature Page to Com-Tec Subordination Agreement]